UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Regis Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REGIS

2025

# PROXY STATEMENT

## AND NOTICE OF ANNUAL MEETING

LETTER FROM THE CHAIRMAN
Dear Regis shareholders, employees, franchisees, vendors, and customers,
In fiscal 2025, Regis executed on many strategic opportunities made possible by the strong foundation achieved throughout fiscal 2024:
•	We acquired the portfolio of Alline salons, giving us the connection to operations and our franchisees and the ability to test and optimize customer and stylist initiatives;
•	We stabilized same-store sales and returned to profitable growth; and
•	We commenced a relationship with leading customer loyalty and engagement experts.
All of these actions position us well to continue executing our strategy to optimize and grow our company-owned salon portfolio and advance the transformation of our brands.
As Regis evolves, the Board of Directors and management team are also evolving to support this next chapter of growth. In June, we announced that Matthew Doctor was stepping down from his role as President and Chief Executive Officer effective June 30, 2025. The Board appointed Jim Lain, who was serving as EVP Brand Operations – Supercuts and Cost Cutters, as interim President and Chief Executive Officer effective July 1, 2025. The Board knew that Jim’s long tenure with Regis, his close relationship with our franchisees and employees, and his deep knowledge of the hair care industry, would position him well to lead the company during this transition, and he stepped into the interim leadership role seamlessly. The Board expresses its thanks to Matt for his work that put Regis on solid financial footing and positions us for long-term growth, as well as service in a support role through August 31, 2025 to ensure a smooth transition.
The Board has formed a Succession Planning Committee and has engaged a leading executive search firm to help identify the next Chief Executive Officer of Regis to lead the next stage of the company’s transformation. The search includes both internal and external candidates. The search committee and Board have been actively engaged in the process and we look forward to providing an update at the appropriate time.
At the same time, we are also continuing to refresh the Board of Directors. In January 2025, Susan Lintonsmith joined the Board and has made immediate contributions by bringing her deep operating and franchise experience, including in the health and wellness area. Her transformational leadership experience, including with public companies, made her an obvious choice to lead the CEO search committee.
Susan’s appointment occurred in anticipation of expected retirements of two long-serving Board members, Mark Light and Ann Rhoades, and related Board refreshment. Mark and Ann have served Regis and its shareholders with dedication and commitment. Mark joined the Board in 2013, bringing strong retail experience, as well as experience with acquisitions and business integrations. Mark has served as Chair of the Nominating and Corporate Governance Committee. Ann joined the Board in 2015 and has made significant contributions drawing on her human resources and consumer experience. Ann has served as Chair of the Compensation Committee. Mark’s and Ann’s terms will conclude at the annual meeting and they are not seeking re-election pursuant to our tenure and retirement age policies, respectively. On behalf of the whole Board and management team, I express our gratitude for the contributions that Mark and Ann have made at Regis.
It has been my privilege to serve as the Chairman of the Board over the last year, working with the management as the Board oversees our continued transformation. On behalf of the Board, we are excited to see that the steps we are taking to elevate our brands, drive company-owned salon results and enhance operations are building momentum that we believe will deliver long-term shareholder value.
Thank you for your investment and continued support of Regis.

Sincerely,

Michael J. Merriman
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Regis Corporation:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Regis Corporation (referred to as “we,” “us,” “our,” “Regis,” and the “Company”) will be held on October 28, 2025, commencing at 9:00 a.m. Central Time. The Annual Meeting will be conducted completely as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/RGS2025. The purposes of the meeting are:

✔	To elect the five directors listed in this Proxy Statement to serve for a one-year term and until their successors are elected and qualified;
✔	To approve, on an advisory basis, the compensation of our named executive officers (referred to as the “Say-on-Pay” proposal);
✔	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm;
✔	To approve the Amended and Restated 1991 Contributory Stock Purchase Plan;
✔	To ratify, on an advisory basis, the extension of the Tax Benefits Preservation Plan; and
✔	To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only holders of record of our common stock at the close of business on September 2, 2025 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. We are providing our proxy materials, which include our Notice and Proxy Statement and Annual Report, to such holders of record of our common stock beginning on or about September 17, 2025.

Whether or not you plan to participate in the Annual Meeting, please submit your proxy by telephone or through the Internet in accordance with the voting instructions provided to you. If you requested a paper copy of the proxy card by mail, you may also date, sign, and mail the proxy card in the postage-paid envelope that is provided with your proxy card. Should you nevertheless participate in the Annual Meeting, you may revoke your proxy and vote your shares electronically during the Annual Meeting.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the record holder that you must follow in order for your shares to be voted. If you plan to vote your shares during the Annual Meeting, you will need the 16-digit control number included on your proxy card or your Notice of Internet Availability of Proxy Materials. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

By Order of the Board of Directors,

Kersten D. Zupfer
Chief Financial Officer
September 17, 2025

Important Note about Reverse Stock Split
On November 29, 2023, we effected a reverse stock split at a ratio of 1-for-20 (the “Reverse Stock Split”) of our common stock. In connection with the Reverse Stock Split, every 20 shares of common stock issued and outstanding were converted into one share of common stock. Unless otherwise indicated, all historical share and per share amounts for periods prior to the Reverse Stock Split in this Proxy Statement have been adjusted to reflect the Reverse Stock Split. Proportionate adjustments were made to the number of shares of common stock underlying all outstanding equity awards, as well as any exercise price for such awards, and the number of shares of common stock reserved for issuance under our Amended and Restated 2018 Long Term Incentive Plan (the “2018 Plan”) and our Amended and Restated 1991 Contributory Stock Purchase Plan (the “Stock Purchase Plan”).

ITEM 1: ELECTION OF DIRECTORS

The Board unanimously recommends that you vote FOR the election of each of the director nominees.

The Board unanimously recommends that you vote FOR the election of each of the director nominees below.
Five directors are to be elected at the annual meeting of shareholders to be held on October 28, 2025 (the “Annual Meeting”), each to hold office for one year until the 2026 annual meeting of shareholders and until their successors are elected and qualified. The Board currently consists of seven directors, two of whom, Mr. Mark Light and Ms. Ann Rhoades, are not seeking re-election to the Board when their respective terms end at the Annual Meeting. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the five nominees named below for election as directors. Each of the Board’s nominees is standing for re-election by the shareholders at the Annual Meeting, and each nominee has consented to serve if elected.
Ms. Susan Lintonsmith is standing for election by shareholders for the first time at the Annual Meeting. Ms. Lintonsmith was identified as a potential candidate for the Board by a third-party search firm engaged by the Board to assist in identifying and evaluating potential candidates.
In determining to nominate Mr. Michael Merriman for re-election, the Board considered that Mr. Merriman had already served 14 years at the time of re-election, and, therefore, was required under our Corporate Governance Guidelines to offer to not stand for re-election. The Board considered Mr. Merriman’s significant contributions to the Board, including his service as the Chairman of the Board and his continued high level of involvement with the Board and the Company, and determined to nominate Mr. Merriman for re-election. In particular, the Board considered Mr. Merriman’s leadership of the Board during our current CEO succession process. The Board also considered the current state of the Company’s business and the involvement that Mr. Merriman has in overseeing the execution of our current strategy of supporting our franchisees and optimizing our company-owned salons and determined that the organization would benefit from his continued service at this time.
If for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Corporate Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to the Company will be voted for such substitute nominees. If the Nominating and Corporate Governance Committee designates any substitute nominees, the Company will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by Securities and Exchange Commission (“SEC”) rules.
2025 PROXY STATEMENT | 1

ELECTION OF DIRECTORS

Who We Are
Lockie Andrews Founder, Chief Executive Officer, and Managing Partner of Catalyst Consulting Independent Director since 2021 Age: 52 Board committees • Audit • Nominating and Corporate Governance	Career Highlights

 •
Founder, Chief Executive Officer, and Managing Partner of Catalyst Consulting, a boutique advisory firm specializing in growth marketing strategy and digital transformation in the retail, fashion, and direct-to-consumer space since May 2007, where she takes on short-term leadership roles within her clients’ organizations, including serving as:

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Chief Executive Officer of RICH Hair Care USA, an affordable luxury haircare company since January 2021

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Chief Growth Officer at Pura Vida, a jewelry retailer, from May 2022 to September 2022

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Head of eCommerce and Digital Operations at Party City, a vertically integrated retailer, from May 2021 to January 2022

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Chief Information Officer and Chief Digital Officer, UNTUCKit, an omnichannel retail brand, from 2018 to April 2021

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Previously served as an operating partner advisor to portfolio companies of Sun Capital, Marlin Equity, Brightwood Capital, and Shamrock Capital

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Served in various leadership roles at Nora Gardner, Tadashi, Liz Claiborne (Kate Spade), and Alvarez & Marsal’s Retail Consulting Practice

Skills / Experience

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Experience assisting companies such as Nike, Lane Bryant, and ANINE BING in areas such as strategy, innovation, technology, digital marketing, analytics, revenue enhancement, and operational improvement

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Led digital transformation efforts, including leveraging technology and artificial intelligence to enhance marketing, stores, ecommerce, supply chain, creative, analytics, finance, and operations

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Led engagements in strategy, innovation, and capital-raising

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Experience as an investment banker

Education
MBA, Harvard Business School BS, Finance, Georgetown University
Also...

Lockie serves as a Board Member of the National Academy of Design and she is also the fashion sector co-lead of the Harvard Business School Alumni Angels of NYC and co-VP of Programming at the Harvard Business School Club of New York. And, given her passion for the arts, Lockie joined the Friends of Education at the Museum of Modern Art of NYC to support artists from historically under-represented communities. Lockie has also served as an Advisory Board Member to The Beckway Group since 2021.

Lockie founded Catalyst Cares, a nonprofit leveraging the arts to combat poverty and obesity among youth in low-income communities.

Other Public Boards
None

2 |

ELECTION OF DIRECTORS

Nancy Benacci Former Head of Equity Research, KeyBanc Capital Markets Independent Director since 2023 Age: 70 Board committees • Audit, ACFE, Chair	Career Highlights

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Head of Equity Research for KeyBanc Capital Markets, a subsidiary of KeyCorp, one of the nation’s largest bank-based financial services companies, from 2004 until her retirement in 2019. As Head of Equity Research, she directed a sell-side equity research group of more than 100 individuals covering 600 public companies in a variety of industries

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Sell-side Analyst at KeyBanc Capital Markets, from 1989 through 2004, where she provided research coverage on companies in the property casualty and life insurance sectors

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Started her investment career with National City Bank then moved to Eaton Corporation as an analyst and pension fund manager before joining KeyBanc Capital Markets in 1989

Skills / Experience

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Financial expertise and contributes valuable perspective on the investment analyst community and capital markets

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Extensive leadership skills, including strategy development, revenue and market share growth and business transformation

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Experienced in governance and compliance

Education
MBA, Case Western Reserve – Weatherhead School of Management BS, Business Administration, John Carroll University
Also...

Ms. Benacci is a Chartered Financial Analyst and is NACD Directorship Certified. She is certified in Cybersecurity Oversight by Carnegie Mellon University’s Software Engineering Institute. She also serves on nonprofit boards benefiting cancer patients and student scholarships.

Other Public Boards
• Cincinnati Financial Corporation (since 2020) • The Payden & Rygel Investment Group (since December 2023)

2025 PROXY STATEMENT | 3

ELECTION OF DIRECTORS

Susan Lintonsmith Chief Operating Officer, Sphinx Franchise Holdings Independent Director since January 2025 Age: 60 Board committees • Compensation • Nominating and Corporate Governance	Career Highlights

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Chief Operations Officer, Sphinx Franchise Holdings, a European Wax Center franchisee, since 2022

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Consultant / Chief Brand Officer, AtYourGate, a start-up airport food delivery company, from 2020 to 2021

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Chief Executive Officer, President & Chief Operating Officer, Elements Massage (part of WellBiz Brand), a massage therapy company, from 2019 to 2020

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Chief Executive Officer & President, QCE LLC (Quiznos), from 2016 to 2018, prior to which she served as U.S. Chief Operations Officer from 2014 to 2016 and Global Chief Marketing Officer from 2011 to 2016

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Chief Marketing Officer, Red Robin Gourmet Burgers, Inc., from 2007 to 2011

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VP/GM Horizon Organic Dairy, WhiteWave Foods (Dean Foods), 2005 to 2007

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Held marketing positions of increasing responsibility at Pizza Hut Inc., The Coca-Cola Company, and Western Union

Skills / Experience

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Experience at multiple companies across the food & beverage and health & wellness industries

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C-level roles in both public and private companies

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35 years of experience including 20+ years on the franchisor side; nearly three years with a franchisee of a public company leading the day-to-day operations for centers in six states and Washington D.C.

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Experience as a strategist, branding expert, innovation-driver, and operations leader in highly competitive consumer industries

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Currently serves on five boards: Two private (Checkers & Rally’s Drive-In Restaurants, Pets Supplies Plus), two public (The One Group Hospitality and Regis Corporation), and a non-profit education organization (St. Mary’s Academy). Board experience includes leading CEO searches and providing support on strategic plans, marketing, and supply chain

Education
MBA, Finance and Marketing, Indiana University BBA, University of Notre Dame
ALSO...
Author of a 12-book children’s series targeting reluctant readers called Under the Couch (published 2021-2024)
Other Public Boards
• The One Group Hospitality, Inc. (since March 2021)

4 |

ELECTION OF DIRECTORS

Michael Mansbach Founder of Granite Stairway Advisors LLC Independent Director since 2021 Age: 57 Board committees • Compensation • Nominating and Corporate Governance	Career Highlights

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Founder of Granite Stairway Advisors LLC, an executive consulting services firm, since July 2020

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Co-founder and partner of Apex Perspectives, LLC, a consulting firm, from June 2020 to February 2023

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President, MINDBODY, Inc., a technology platform for the fitness, beauty, and wellness service industries, from June 2017 until its acquisition by Vista Equity Partners in April 2019

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President, Blue Jeans Network, Inc., a cloud-based video communications company, from November 2015 to February 2017

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President, PunchTab, Inc., an engagement and insights platform, from September 2014 until its acquisition by Walmart Labs in September 2015

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Senior management positions at Citrix, a business mobility and security software firm, from November 2004 to April 2014

Skills / Experience

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Expertise in creating global scale, building connected teams, market category leadership, and enterprise value

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Revenue growth and retention, go-to-market strategy, M&A, debt/cash/budget management, product strategy and marketing, sales strategy and process, demand generation, market positioning, international expansion, and leadership development

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Senior marketing positions at SeeBeyond and SeeCommerce

Education
MA, International Economics, European Area Studies, The Johns Hopkins University – Paul H. Nitze School of Advanced International Studies
Also...

Mike is passionate about helping kids understand the power of giving. His family has developed an annual fundraiser partnering with the Santa Barbara Triathlon for the Foodbank of Santa Barbara County to raise awareness of hunger issues facing children. He also developed and launched the Saturday Family Day program targeting youth volunteers. To date, 1,000+ children have participated.

Other Public Boards
None

2025 PROXY STATEMENT | 5

ELECTION OF DIRECTORS

Michael J. Merriman Consumer Products Consultant Independent Director since 2011 Chair of the Board Age: 69 Board committees • Audit, ACFE • Compensation	Career Highlights

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Consumer Products Consultant, since 2008

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Operating Advisor at Resilience Capital Partners, LLC, a private equity firm, from 2008 to 2017

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Chief Executive Officer, The Lamson & Sessions Co., from November 2006 until sale in November 2007

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SVP & Chief Financial Officer, American Greetings Corporation, from September 2005 to November 2006

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President & CEO, Royal Appliance Mfg. Co., from 1995 to 2004

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Chief Financial Officer, Royal Appliance Mfg. Co., from 1992 to 1995

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Audit Partner, Arthur Andersen & Co., from 1990 to 1992

Skills / Experience

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Public company CEO leadership experience

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Consumer product sales and marketing direct to consumer, as well as to big box retailers including Walmart

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M&A experience including the sale of both public and private companies

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Public accounting experience

Education
BS, Business Administration, John Carroll University
ALSO...
Michael was named CEO of Royal Appliance Manufacturing at 39, after joining the company as CFO three years earlier.
Other Public Boards
• Nordson Corporation (since 2008)
Former
• OMNOVA Solutions Inc. (2008 – 2020) • Invacare Corporation (2014 – 2018, 2022 – 2023) • American Greetings Corporation (2006 – 2013) • RC2 Corporation (2004 – 2011)

6 |

How We Govern the Company
How We Govern the Company
We believe that how we govern ourselves is as important as the corporate governance that sets guidance and parameters for the Company more generally. This is a summary of some of our key Board governance provisions. More information can be found on our website at www.regiscorp.com, and in the next section summarizing some of the key provisions that apply more broadly to the Company. Our compensation governance provisions can be found in the Compensation Discussion and Analysis section of this Proxy Statement.
All our directors are independent. While our Chief Executive Officer would normally serve as the one non-independent director on the Board, our current interim Chief Executive Officer is not a Board member. We provide a description of the Board’s independence standards below. Under these standards, the Board has determined that each director is independent. Accordingly, a supermajority of our Board is independent.
Leadership Structure of the Company. The Board elects the Chair of the Board and the Chief Executive Officer, and it has determined that these two roles should currently be held by separate individuals to enhance the Board’s oversight of management and to allow the Chief Executive Officer to focus primarily on management responsibilities. Our current Board leadership structure provides effective and independent oversight of management and the Company.
We have an independent Chair of the Board. The Chair of the Board, Mr. Merriman, is an independent director who has served on the Board for the last 14 years.
All our directors stand for election every year.
Special meetings. Shareholders holding 10% or more of our outstanding stock have the right to call a special meeting of shareholders.
Board and Board committee meeting attendance. The Board met eight times in fiscal 2025. Each of the then-serving directors attended, in person or virtually, at least 75% of the eight meetings of the Board and the meetings of the Board committees on which each director served during fiscal 2025.
Annual meeting attendance. The Board does not have a formal policy relating to Board members’ attendance at annual shareholder meetings. Our directors are, however, encouraged to attend these meetings and all but one of the then-serving directors attended the virtual 2024 annual shareholders meeting.
The Board has a majority voting standard. Incumbent directors who do not receive a majority of votes cast must tender their resignation to the Board for review. Our Corporate Governance Guidelines further provide that if the Board decides not to accept a director’s resignation in such circumstances, then it will disclose its reasons.
Director stock ownership. Our directors are required to hold all common stock they receive as part of their Board compensation until they cease to serve as directors.
Age and tenure provisions. Our Corporate Governance Guidelines contain both age and tenure provisions.
Overboarding. Our Corporate Governance Guidelines contain provisions related to limiting our directors’ service on other boards of directors.
Director evaluations. Our Corporate Governance Guidelines contain provisions requiring annual Board evaluations.
Director orientation and education. Directors receive orientation overseen by the Board and the Nominating and Corporate Governance Committee and are supported in obtaining continuing director education.
Executive sessions. Our Board has a policy of conducting executive sessions of the independent directors in connection with each regularly scheduled Board meeting.
Communicating with the Board. Our directors value and seek input from a wide variety of sources to inform their work and provide shareholders the opportunity to communicate with them directly. Our directors especially value input from shareholders who have a financial stake in the caliber of their input and who work in settings likely to provide access to interesting insights. Shareholders and other interested parties who wish to contact the Board, any individual director, or the independent directors as a group, are welcome to do so by writing to our Chief Financial Officer at the following address: Regis Corporation,
2025 PROXY STATEMENT | 7

How We Govern the Company
3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416. Comments or questions regarding our accounting, internal controls, or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.
The Board’s role in risk oversight. One of the key responsibilities of the Board is to develop a strategic direction for the Company and to provide management oversight for the execution of that strategy. The Board regularly reviews information regarding the Company’s financial, strategic, and operational issues, as well as the risks associated with each. The Board also oversees the Company’s Data Security Incident Response Plan, which serves as a Company-wide guide to facilitate a systematic response to security incidents and is designed to prevent or minimize disruption of critical information systems, to minimize loss or theft of sensitive or critical information, and to quickly and efficiently remediate and recover from security events. While the Board has overall responsibility for risk management, each of the Board committees has supporting responsibility for risk management and makes periodic updates to the full Board. Their specific areas of responsibility are:
•
The Audit Committee discusses and approves policies with respect to risk assessment and risk management. The Audit Committee oversees the management of financial risks and monitors management’s responsibility to identify, assess, and manage risks. The Audit Committee is also responsible for overseeing risks relating to cybersecurity.

•	The Compensation Committee is responsible for overseeing our executive compensation programs and reviewing risks relating to our overall compensation plans and arrangements.
•
The Nominating and Corporate Governance Committee manages risks associated with potential conflicts of interest pursuant to our Code of Business Conduct and Ethics (the “Code of Ethics”) and reviews governance and compliance issues with a view to managing associated risks.

•
While each Board committee is responsible for regularly reviewing, evaluating, and overseeing the management of such risks, the Board is regularly informed of such risks through committee reports. In addition, the Board and the Board committees receive regular reports from the Company’s Chief Financial Officer, Executive and Senior Vice Presidents, and other personnel with roles in managing risks. The Compensation Committee is also advised by its independent compensation consultant, which periodically reviews the risks relating to the Company’s compensation practices. The Company’s leadership team meets with the legal department and head of Internal Audit to discuss and evaluate risks applicable to the Company.

Director Independence. Pursuant to our Corporate Governance Guidelines, a majority of the Board must be independent in accordance with the requirements of the Nasdaq Stock Market (“Nasdaq”) corporate governance rules.
Director nomination process. The Nominating and Corporate Governance Committee is responsible for screening and recommending for nomination director candidates to the full Board. The Nominating and Corporate Governance Committee will consider nominations received from our shareholders, provided that, proposed candidates meet the requisite director qualification standards discussed below. When appropriate, the Nominating and Corporate Governance Committee will also engage an independent third-party search firm. The Nominating and Corporate Governance Committee will then evaluate the resumes of any qualified candidates recommended by shareholders and search firms, as well as by members of the Board. Generally, to be considered for nomination, a candidate must have:
•	High professional and personal ethics and values;
•	A strong record of significant leadership and meaningful accomplishments in his or her field;
•	Broad experience;
•	The ability to think strategically;
•	Sufficient time to carry out the duties of Board membership; and
•	A commitment to enhancing shareholder value and representing the interests of all shareholders.
Candidates are evaluated based on these qualification standards and the current needs of the Board.
In identifying and considering candidates to serve on the Board, the Company will not discriminate against anyone on the basis of race, color, gender, sexual orientation or identity, religion, age, national origin, disability, or any other classification protected by law.
8 |

How We Govern the Company
Consistent with this commitment, the Nominating and Corporate Governance Committee, when seeking new director candidates, considers and values diverse skills and experiences, such as an understanding of the retail industry, the haircare market, finance, accounting, marketing, technology, and international experience. The Nominating and Corporate Governance Committee expects every member of the Board and every director candidate to be able to act effectively on behalf of shareholders and stakeholders.
All shareholder nominations must be accompanied by a candidate resume that addresses the extent to which the nominee meets the director qualification standards. Nominations will be considered only if we are currently seeking to fill an open director position. All nominations by shareholders should be sent to the Chair of the Nominating and Corporate Governance Committee, c/o Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416.
2025 PROXY STATEMENT | 9

Other Governance and Compliance Policies and Practices
Other Governance and Compliance Policies and Practices
Our corporate governance provisions that relate to our Board are summarized in the preceding section. Our compensation governance provisions are summarized in the Compensation Discussion and Analysis section of this Proxy Statement. Our Corporate Governance Guidelines are posted on our website at www.regiscorp.com. This information is also available in printed form free of charge to any shareholder who requests it by writing to our Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416.
Code of Business Conduct and Ethics. The Board has adopted the Code of Ethics, which applies to all our employees, directors, and officers, including our President and Chief Executive Officer, Chief Financial Officer, Controller, and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of business conduct and ethics” within the meaning of the listing standards of the Nasdaq. The Code of Ethics is posted on our website at www.regiscorp.com. The Code of Ethics is also available in printed form free of charge to any shareholder who requests it by writing to our Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416. We intend to promptly disclose future amendments to certain provisions of the Code of Ethics and any waivers of provisions of the Code of Ethics that are required to be disclosed under the rules of the SEC or under the listing standards of the Nasdaq, at the same location on our website.
Insider Trading Policy. The Board has adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s stock that applies to all employees, officers and directors. The Company believes the policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. Under this policy, all employees, officers and directors and their family members are prohibited from trading in the Company’s stock when they have material, nonpublic information about the Company, and it also prohibits disclosing (or “tipping”) such information. The policy also imposes certain quarterly trading window restrictions and pre-clearance requirements. The policy also requires the Company to comply with insider trading rules when effecting transactions in its stock.
The policy also prohibits short-sales, transactions in put or call options or other derivative transactions, hedging transactions or other inherently speculative transactions in Regis stock. With respect to the prohibition on hedging, the policy prohibits purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock, including shares held directly or indirectly (however, our policy does not prohibit general portfolio diversification transactions). The policy also prohibits holding our stock in a margin account or pledging it as collateral for a loan, except in the limited circumstance that an individual has demonstrated financial capacity to repay the loan without resort to the pledged securities and obtains approval from our Chief Financial Officer.
Related Party Transactions. Our Board has adopted a Related Party Transaction Approval Policy requiring approval of all related party transactions for amounts exceeding $10,000 for the fiscal year. We did not have any related party transactions during fiscal 2025.
Complaint/hotline Procedures. The Audit Committee Complaint Procedures, which are posted on our website at www.regiscorp.com, provide for the publication of a toll-free number and mailing address for complaints to be submitted to the Audit Committee.
10 |

Our Board’s Committees
Our Board’s Committees
The Board currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The composition of the Board’s standing committees at fiscal year-end is set forth below.

Director Name	Audit	Compensation	Nominating and Corporate Governance
Lockie Andrews	■		■
Nancy Benacci	■ ACFE, CHAIR
Mark S. Light		■	■ CHAIR
Susan Lintonsmith		■	■
Michael Mansbach		■	■
Michael J. Merriman	■ ACFE	■
M. Ann Rhoades	■	■ CHAIR
Meetings during fiscal 2025	4	9	6

ACFE = Audit Committee Financial Expert
CHAIR = Board Committee Chair
The Board has determined that all members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee qualify as independent directors as defined under the Nasdaq corporate governance rules.
The charters of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee may be viewed on our website at www.regiscorp.com under “Corporate Governance” on the “Investor Relations” page. The charters are also available in printed form free of charge to any shareholder who requests them by writing to our Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416. The charters include information regarding the committees’ composition, purpose, and responsibilities.
Audit Committee
The Audit Committee assists the Board in discharging its oversight responsibility to the shareholders and investment community regarding: (i) the integrity of the Company’s financial statements and internal controls over financial reporting, (ii) the independence, qualifications and performance of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function, and (iv) the Company’s compliance with legal and regulatory requirements.
In carrying out these duties, the Audit Committee maintains free and open communication among the Board, the independent auditor, and the Company’s management. The Audit Committee meets with management and the independent auditor at least quarterly, generally prior to the Company’s earnings releases to discuss the results of the independent auditor’s quarterly reviews and fiscal year-end audit.
The Board has determined that all members of the Audit Committee meet the Nasdaq definitions of independence and financial literacy for Audit Committee members. In addition, the Board has determined that each of Ms. Benacci and Mr. Merriman, each of whom is also an independent director, is an audit committee financial expert (“ACFE”) for purposes of the SEC rules and possesses accounting or related financial management expertise required by the Nasdaq. Members serving on the Audit Committee do not currently serve on the audit committees of more than three public companies.
Compensation Committee
The primary responsibilities of the Compensation Committee are to determine and approve, or to make recommendations to the Board with respect to, the compensation and benefits packages of the Company’s executives and to consider and to recommend incentive compensation and equity-based compensation plans. The Compensation Committee also reviews director compensation, oversees the evaluation of the Chief Executive Officer, and evaluates on an annual basis its own performance and the adequacy of its charter. Additional information about the responsibilities of the Compensation Committee is provided below in the Compensation Discussion and Analysis section of this Proxy Statement. The Board has determined that all
2025 PROXY STATEMENT | 11

Our Board’s Committees
members of the Compensation Committee meet the Nasdaq definition of independence applicable to Compensation Committee members. In connection with Ms. Rhoades not seeking re-election to the Board at the Annual Meeting, the Board has elected Mr. Mansbach to succeed Ms. Rhoades as Chair of the Compensation Committee after Ms. Rhoades’ term ends at the Annual Meeting.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee discharges the Board’s responsibilities related to general corporate governance, including Board organization, membership, and evaluation. The Nominating and Corporate Governance Committee also monitors Board qualifications and orientation of new directors, assists with the annual Chief Executive Officer evaluation, reviews and resolves any director conflicts of interest, and presents qualified individuals for election to the Board. In addition, the Nominating and Corporate Governance Committee annually reviews the Corporate Governance Guidelines. It also reviews and approves, if appropriate, any related party transactions in accordance with the Company’s Related Party Transaction Approval Policy. Finally, the Nominating and Corporate Governance Committee oversees the evaluation of the performance of the Board and each standing committee of the Board. For further information regarding our director nomination process, see “Director Nomination Process” above. In connection with Mr. Light not seeking re-election to the Board at the Annual Meeting, the Board has elected Ms. Lintonsmith to succeed Mr. Light as Chair of the Nominating and Corporate Governance Committee after Mr. Light’s term ends at the Annual Meeting.
12 |

How Our Directors Are Paid
How Our Directors Are Paid
We designed our director compensation program to address the time, effort, expertise, and accountability required of active Board membership, with consideration given to industry comparisons of directors’ compensation. Our Board believes that annual compensation for non-employee directors should consist of both cash, to compensate directors for their service on the Board and its committees, and equity, to align the interests of directors and our shareholders. By vesting over time, equity awards also create an incentive for continued service on our Board.
Compensation of our directors is reviewed and determined by the Board on an annual basis. Employee directors do not receive any cash or other compensation for their services as directors. Each of the cash compensation and the equity compensation for non-employee directors who serve during only a portion of a fiscal year is pro-rated. In October 2024, the Board reviewed our director compensation and determined not to increase the cash compensation program for fiscal 2025; however, following review of relevant benchmarking data, the Board approved an additional annual cash retainer of $40,000 for the Chair of the Board to recognize the additional responsibilities of the Chair role. While no equity awards were granted in fiscal 2024, the Board resumed the grant of equity awards, in the form of restricted stock units (“RSUs”), to the Company’s non-employee directors for fiscal 2025, following shareholder approval of additional shares for issuance under our equity compensation plan. Accordingly, the fiscal 2025 director compensation program is described below:
•	An annual cash retainer of $70,000, which is paid quarterly;
•	An annual cash retainer of $40,000 for the Chair of the Board;
•	An annual cash retainer of $20,000, $15,000, and $12,500 for the chairs of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, respectively;
•	An annual grant of RSUs valued at $68,000 for non-employee directors; and
•	An annual grant of RSUs valued at $34,000 for the Chair of the Board.
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Fiscal 2025 Director Compensation Table
The following table shows, for each of the non-employee directors who served during the fiscal year ended June 30, 2025, information concerning their annual and long-term compensation earned during such fiscal year.
Fiscal 2025 Director Compensation Table

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards[1,2] ($)	Total ($)
Lockie Andrews	70,000	68,000	138,000
Nancy Benacci	83,043	68,000	151,043
David J. Grissen[3]	24,538	—	24,538
Mark S. Light	82,500	68,000	150,500
Susan Lintonsmith[4]	32,278	63,434	95,712
Michael Mansbach	70,000	68,000	138,000
Michael J. Merriman	103,043	102,000	205,043
M. Ann Rhoades	85,000	68,000	153,000

1
Values expressed represent the aggregate grant date fair value of stock awards, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 for a description of the assumptions used in calculating these amounts.

2	Annual grants of RSUs were made to the directors on November 25, 2024.
3	Mr. Grissen’s service on the Board concluded at the 2024 annual meeting of shareholders.
4	Ms. Lintonsmith joined the Board effective January 15, 2025, and she received a pro-rated grant of RSUs on such date.
The following table shows, for each of our current non-employee directors, the aggregate number of stock and option awards outstanding as of June 30, 2025:

Director Name	Aggregate Stock Awards Outstanding as of 06/30/25 (#)	Aggregate Option Awards Outstanding as of 06/30/25 (#)
Lockie Andrews	3,200	4,500
Nancy Benacci	3,200	2,182
David J. Grissen	—	—
Mark S. Light	3,200	4,500
Susan Lintonsmith	2,752	—
Michael Mansbach	3,200	4,500
Michael J. Merriman	4,800	4,500
M. Ann Rhoades	3,200	4,500

14 |

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Background
Our Company
At Regis, we exist to unleash the beauty of potential. We have defined four specific values and reciprocal behaviors that will drive our direction and actions:
•	Foster Trust. Create powerful relationships by acting with empathy and integrity.
•	Create Community. Connect and collaborate with all your partners. Share the challenges as much as you celebrate the wins.
•	Be Brave. Dream big and courageously challenge the status quo.
•	Own It. You are empowered. Take responsibility and own your role and your results.
These values are who we are, they’re why we are. We live by these values every single day via our employees, franchisees, stylists, brands, services, and products. Our brands, which include Supercuts, SmartStyle, Cost Cutters, Roosters, and First Choice Haircutters, are in the business of making people look and feel their best.
As of June 30, 2025, the Company franchised or owned 3,941 salons primarily in North America, consisting of 3,647 franchised salons and 294 Company-owned salons remaining. During fiscal 2025 the Company acquired 314 salons across the Supercuts, Cost Cutters, and Holiday Hair brands, which were previously franchised, through the acquisition of Super C Group, LLC d/b/a Alline Salon Group (“Alline”), which was the Company’s largest franchisee. The acquisition provides the Company with an additional proving ground to test and learn business driving initiatives in a controlled environment before broader franchise implementation.
We believe in creating a culture of striving for the best for our approximately 1,777 employees. That culture is also diverse and inclusive; approximately 94% of our employees are women, and approximately 58% of the Company’s leadership positions are held by women. Additionally, we enable hundreds of people to become small business owners through our franchise system.
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COMPENSATION DISCUSSION AND ANALYSIS
Our Named Executive Officers
The Compensation Discussion and Analysis (the “CD&A”) section of this Proxy Statement will provide you with information concerning the basic objectives, principles, decisions, material elements, processes, amounts, and rationale underlying the compensation of our Named Executive Officers (“NEOs”). As a “smaller reporting company” under the rules of SEC, we are taking advantage of certain scaled disclosure rules, including reduced disclosure obligations regarding the compensation of our NEOs. For fiscal 2025, our NEOs are:

Name	Current Title	Period of Employment
Jim B. Lain	Interim President and Chief Executive Officer and Executive Vice President, Brand Operations – Supercuts and Cost Cutters	November 2013 – July 2020; November 2020 – present[1]
Kersten D. Zupfer	Executive Vice President and Chief Financial Officer	February 2007 – present
Matthew Doctor	Former President and Chief Executive Officer	February 2021 – August 2025[2]

1
Mr. Lain was appointed the Company’s Interim President and Chief Executive Officer, effective July 1, 2025. For fiscal 2025, Mr. Lain served as the Company’s Executive Vice President, Brand Operations – Supercuts and Cost Cutters.

2	Mr. Doctor resigned as President and Chief Executive Officer, effective June 30, 2025, but remained a part-time employee through August 31, 2025.
Executive Summary
Our Executive Pay Plan
Our fiscal 2025 annual compensation plan includes three main components: base salary, short-term incentives, and long-term incentives.
The elements of our fiscal 2025 compensation plan include:

Element	Form	Metric	Performance Period	Objective
Base Salary	Cash	Fixed	N/A	Provide a base level of compensation for executive talent.
Short Term Incentives (Annual Incentive Compensation (“AIC”) and Discretionary Bonuses)	Cash	Variable compensation component based on performance against financial goals and assessment of individual metrics	1 year	Motivate executives to meet and exceed objectives aligned with our strategic plan
Restricted Stock Units (“RSUs”)	Equity	Time-based vesting in equal annual installments	3 years	Align interests of our executives with those of our shareholders through equity ownership
Executive Long-Term Cash Incentive Plan (“Cash LTIP”)	Cash	Variable compensation component based on achievement of growth in the Company’s Adjusted EBITDA	3 years	Motivate executives to achieve performance metrics to promote long-term financial success

Our 2024 Say-on-Pay Vote Result
At our 2024 annual meeting of shareholders, shareholders holding approximately 99% of the votes cast on our say-on-pay proposal voted in favor of our executive compensation program.
16 |

COMPENSATION DISCUSSION AND ANALYSIS
How We Design Executive Pay
Compensation Philosophy
Our executive compensation programs are based on our belief that attracting, retaining, and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achieving our financial and business goals, while also aligning our executives’ interests with those of our shareholders.
The Compensation Committee has adopted a compensation philosophy that centers on the following guiding principles:
Generally target total direct compensation at market rates, with the following considerations:
•
Achieving our desired competitive position will occur over time and will consider not only the total program value, but also the reward vehicles that are used (i.e., performance-based incentives versus fixed benefits).

•
Moving toward the market median will consider our size and performance relative to an applicable peer group to ensure that targeted compensation is appropriately calibrated and that realizable compensation is consistent with absolute and relative performance.

As a result of the Company’s limited financial flexibility in recent years, annual compensation for our NEOs has remained generally flat. From time to time, the Compensation Committee has provided special bonuses or awards that were tailored to recognize certain objectives and accomplishments. Accordingly, while the Compensation Committee considers the compensation philosophy described above when reviewing compensation each year, actual decisions in recent years have been driven by the Company’s financial circumstances and specific achievements. As a result of the Company’s recent financial circumstances, the Compensation Committee believes our NEOs’ compensation has been below market median, but that this positioning has been appropriate in recognition of the financial limitations we have faced, some of which were alleviated with the successful debt restructuring in June 2024.
Align with shareholder interests by designing a compensation portfolio that pays for performance.
•	For fiscal 2025, the Compensation Committee set challenging annual incentive performance expectations related to achieving target Adjusted EBITDA and growing System Wide Sales (“SWS”).
•	The Compensation Committee also adopted the Cash LTIP in fiscal 2025, which is intended to reward achievement of the Company’s Adjusted EBITDA goals over a three year period.
•
Following shareholder approval of an increase in shares under our equity compensation plan in November 2024, the Compensation Committee approved the grant of RSUs to executives, the value of which will depend on our stock price at the time of vesting.

The Compensation Committee also recognizes the need to remain flexible to address particular circumstances as they arise so that we can remain competitive in retaining talent and to incentivize executives to achieve our current strategic objectives.
Review of External Market Data
In fiscal 2025, the Compensation Committee did not make any changes to base salaries or annual cash incentive opportunities for our NEOs. Accordingly, we did not benchmark our fiscal 2025 executive compensation against a peer group or the broader market.
However, in prior years, and in connection with various decisions about compensation levels for our NEOs, the Compensation Committee has considered compensation in the external market as one factor in its executive compensation decisions, examining both relevant broad retail industry data and data from a group of companies it considers representative of its competitors for executive talent.
Following the Compensation Committee’s general review of the compensation program for fiscal 2025, the Compensation Committee adopted the Cash LTIP to further strengthen the link between pay and performance. The Cash LTIP is described more fully under the heading “Long Term Incentive Decisions for Fiscal 2025” in the CD&A section of this Proxy Statement.
2025 PROXY STATEMENT | 17

COMPENSATION DISCUSSION AND ANALYSIS
Role of the Compensation Committee
The Compensation Committee is charged with developing and administering the base salary, annual and long-term incentives, and benefit programs for our executives. Our annual cash incentive program is typically referred to as our “bonus” program, and the bonus payments are generally reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table of this Proxy Statement. In developing our compensation programs, a basic objective for the Compensation Committee was that the total compensation awarded to the NEOs be fair, reasonable, and competitive. This objective is consistent with our executive pay philosophy.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our executives. Accordingly, the primary duties and responsibilities of the Compensation Committee are:
•	to determine and approve, or make recommendations to the Board with respect to, the compensation of all executives; and
•	to consider and recommend the structure of, and changes to, our incentive compensation, equity-based plans, and benefit programs.
Role of Executive Officers in Compensation Decisions
Our President and Chief Executive Officer, which role is currently served by our Interim President and Chief Executive Officer, furnishes his input to the Compensation Committee regarding the compensation of the Company’s executives, including the other NEOs, and he may be present during deliberations and voting on the other executives’ compensation. However, our President and Chief Executive Officer (currently, our Interim President and Chief Executive Officer), is not present during deliberations and voting regarding his own compensation or during other executive sessions of the Compensation Committee.
Role of the Independent Compensation Consultant
Since fiscal 2018, the Compensation Committee has engaged Pay Governance LLC (“Pay Governance”), an independent consulting firm, to provide to it executive compensation consulting services. The Compensation Committee assessed Pay Governance’s independence pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Pay Governance from independently representing the Compensation Committee.
Since it was engaged by the Compensation Committee, Pay Governance worked with the Compensation Committee and Company management to establish incentive plan designs, supported the Compensation Committee with shareholder engagement efforts, and assisted the Compensation Committee on other activities in support of its responsibilities as set forth in its charter. The Chair of the Compensation Committee worked directly with Pay Governance to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes. Pay Governance worked with management, at the direction of the Compensation Committee, to fully understand the future business direction and the historical, current, and desired future direction of our pay policies and practices, as well as to facilitate the development of our compensation strategies, including the approach to determining compensation levels.
18 |

COMPENSATION DISCUSSION AND ANALYSIS
Elements of the Executive Compensation Program
in Fiscal 2025
Base Salary Decisions for Fiscal 2025
The Compensation Committee did not modify our NEOs’ base salaries for fiscal 2025, which were consistent with fiscal 2024 base salaries.
As a result, base salaries for our NEOs for fiscal 2025 were as follows:

Name	Base Salary at June 30, 2024 (Annualized) ($)	Base Salary at June 30, 2025 (Annualized) ($)	Increase/(Decrease) (%)
Jim B. Lain	425,000	425,000	—
Kersten D. Zupfer	425,000	425,000	—
Matthew Doctor	600,000	600,000	—

Short Term Incentive Decisions for Fiscal 2025
The Compensation Committee determines the AIC payouts each year in accordance with our Short Term Incentive Plan (“Short Term Plan”).
The Compensation Committee annually selects AIC metrics for the Short Term Plan that align executives’ incentives with our strategic objectives. For fiscal 2025, the Compensation Committee determined that Adjusted EBITDA (which excludes expenses for AIC and discretionary bonus payouts and stock-based compensation) and SWS would be the metrics for determining Short Term Plan payouts given the critical focus of the Company on achieving a target level of Adjusted EBITDA and growing top line revenue, which the Compensation Committee believes reflects the overall health of the core business. As a result of the acquisition of the Alline salons during the year, which was not expected when the original performance metrics were set, the Compensation Committee approved achievement of the metrics to neutralize for the impact of the Alline acquisition. As a result, in addition to excluding the AIC and discretionary bonus payouts and stock-based compensation expense, the EBITDA impact from the Alline acquisition was also excluded. Appendix A includes a reconciliation of GAAP net income to Adjusted EBITDA calculated for purposes of the AIC metric awards.

Name	Target AIC (as a Percentage (%) of Salary)	Target AIC ($)
Jim B. Lain	70	297,500
Kersten D. Zupfer	70	297,500
Matthew Doctor	125	750,000

2025 PROXY STATEMENT | 19

COMPENSATION DISCUSSION AND ANALYSIS
Following the end of fiscal 2025, in August 2025, the Compensation Committee evaluated the Company’s performance against the Adjusted EBITDA and SWS metrics, as described in further detail below.

Performance Measure	Weighting[1]	Performance Goal[2]	Description	Award Multiplier	Actual Result	Achievement as a % of Total AIC Target
Company Performance Goal (Adjusted EBITDA calculated as described above)	80% of Total AIC	Threshold	Adjusted EBITDA less than $26.6 million	—	Adjusted EBITDA = $32.7 million	76%
		Target	Adjusted EBITDA equal to $34.06 million	100%
		Maximum	Adjusted EBITDA greater than $34.06 million	No Max
SWS	20% of Total AIC	Threshold	SWS less than $1.128 billion	—	SWS = $1.105 billion	0%
		Target/Maximum	SWS greater than or equal to $1.145 billion	100%

1	Weighting percentage is a percentage of the total AIC target.
2
EBITDA achievement multiplier to be determined as a percentage of EBITDA Target (dividing Actual EBITDA by Target EBITDA). For the SWS measure, if the measured amount achieved is between certain of the performance goals, the award multiplier will be determined through linear interpolation.

Each executive received the respective payout set forth in the table to the right. These AIC payouts are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

NEO	Calculated AIC %	Total AIC Payout ($)
Jim B. Lain	76%	226,100
Kersten D. Zupfer	76%	226,100
Matthew Doctor	76%	570,000

Long Term Incentive Decisions for Fiscal 2025
Fiscal 2025 Equity Awards
For fiscal 2025, the Compensation Committee determined to grant to Mr. Doctor an award of 16,500 RSUs and each of Mr. Lain and Ms. Zupfer an award of 5,400 RSUs. These awards are eligible to vest in equal installments on each of the first three annual anniversaries of the grant date.
Adoption of Executive Long-Term Cash Incentive Plan
In January 2025, the Board approved the Cash LTIP and individual awards under the Cash LTIP at the recommendation of the Compensation Committee. The Cash LTIP provides cash bonus opportunities to certain executives of the Company, including our executive officers, based on achievement of growth in the Company’s Adjusted EBITDA for the three-year period ending June 30, 2027 (the “Performance Period”). The Cash LTIP is designed to motivate certain executives to achieve performance metrics related to the Company’s Adjusted EBITDA in order to promote achievement of the Company’s long-term financial success.
The Compensation Committee will administer the Cash LTIP and select participants to receive awards, which represent the participant’s right to a percentage of the excess of the Company’s Adjusted EBITDA, excluding incentive compensation expenses and adjusted for certain corporate transactions, over specified Adjusted EBITDA thresholds for each fiscal year during the Performance Period (the “Excess Amount”). The Compensation Committee may adjust the Adjusted EBITDA thresholds for each applicable fiscal year following the first fiscal year of the Performance Period. The Award Percentage was approximately 32% for Mr. Doctor, who previously served as the Company’s Chief Executive Officer, which amount was forfeited upon his resignation. The Award Percentage is approximately 11% for each other executive officer, including Mr. Lain and Ms. Zupfer. For participants who remain employed with the Company through the applicable dates, the participants’ percentage of the Excess Amount (the “Award Percentage”) will be multiplied by the Excess Amount. The amounts will accrue each fiscal year over the Performance Period and any accrued amounts will be paid in two equal installments on each of September 15, 2027 and July 14, 2028 (collectively, the “Payment Dates”).
20 |

COMPENSATION DISCUSSION AND ANALYSIS
For purposes of determining the amount earned and accrued under the Cash LTIP for fiscal 2025, Adjusted EBITDA was calculated consistent with the calculation used for the AIC payouts.
Generally, if a participant’s employment is terminated before one or both of the Payment Dates, the participant’s rights to any accrued but unpaid amount under the Cash LTIP will be forfeited. However, if a participant’s employment is terminated without “cause” or due to death or disability, the participant will receive a prorated or full award (depending on the time of termination) on the Payment Dates, based on actual performance during the Performance Period. In the event of a “change in control” during the Performance Period, achievement of EBITDA thresholds will be determined by the Compensation Committee in its discretion with reference to the Company’s most recent Adjusted EBITDA projection or budget. Any earned bonuses based on the foregoing will be paid within 60 days following the change in control. “Cause” and “change in control” are as defined in the amended and restated Regis Corporation 2018 Long Term Incentive Plan (the “2018 Plan”).
Other Compensatory Decisions Applicable to Fiscal 2025
Alline Acquisition Bonus
Upon consultation with its independent compensation consultant, the Compensation Committee approved special discretionary cash performance bonuses to certain employees in recognition of their contributions to the Company’s successful acquisition of Alline. Ms. Zupfer, the only NEO who received such a special discretionary cash bonus, received a bonus in the amount of $71,400.
Benefits
Consistent with our current compensation philosophy, we provide benefits that align with the market median and with current market practices. The benefits we provided to our NEOs in fiscal 2025 are summarized in the footnotes to the Summary Compensation Table in this Proxy Statement or are otherwise reported in the accompanying tables, including footnotes. Current benefits for our NEOs include core benefits available to all full-time employees (e.g., coverage for medical, dental, prescription drugs, basic life insurance, and long-term disability coverage), 401(k) plan matching contributions, and the Stock Purchase Plan.
Key Compensatory Decisions Applicable to Fiscal 2026
In connection with Mr. Lain’s appointment as Interim President and Chief Executive Officer, the Compensation Committee increased his base salary to $550,000 and his target annual incentive to 100% of base salary for the period of his interim service. Mr. Lain is also eligible for a $100,000 interim service bonus subject to the terms of the letter agreement regarding his interim appointment.
In connection with Mr. Doctor’s resignation as President and Chief Executive Officer, he agreed to provide services to the Company as a part-time employee through August 31, 2025, subject to the terms of a transition agreement. Pursuant to the transition agreement, Mr. Doctor was paid 50% of his prior base salary during the transition term.
Subsequent to fiscal 2025, the Compensation Committee engaged in its annual review of executive compensation for purposes of considering compensation for fiscal 2026. Following review of relevant benchmarking data, the Compensation Committee increased Ms. Zupfer’s base salary to $470,000, effective September 1, 2025, to better align her to market and recognize her many contributions and expanded leadership roles, including oversight of Human Resources.
No other changes to the base salaries or AIC targets of any of our other NEOs were made. The Compensation Committee will continue to evaluate long-term incentives for our NEOs following the Annual Meeting to ensure that our NEOs’ interests are aligned with those of our shareholders.
2025 PROXY STATEMENT | 21

COMPENSATION DISCUSSION AND ANALYSIS
Governance Policies and Additional
Compensation-Related Items
We believe in holding ourselves to a high standard of ethics, transparency, and accountability. Accordingly, we have adopted corporate governance practices and policies that, in many cases, go beyond SEC and Nasdaq requirements to reflect emerging best practices.

Compensation Practice	Regis Policy
Independent Compensation Committee
Our Compensation Committee is composed solely of directors who are independent under the standards of the SEC and the Nasdaq, including the higher standards applicable to Compensation Committee members.

Clawback Policy
We updated our compensation clawback policy prior to December 1, 2023 to comply with the SEC and stock exchange listing standards. The policy provides for recovery of certain erroneously awarded compensation received by our Section 16 officers in the event of an accounting restatement due to material non-compliance with any financial reporting requirement, as described in more detail below.

Limited Severance Benefits and Perks	We have benchmarked and implemented market severance terms (generally, base salary plus bonus, including after a change in control), while retaining our “double trigger” structure.
No Tax Gross-Ups	We do not provide tax gross-ups on perquisites or “golden parachute” payments.
Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our executives, discussed in more detail below.
Independent Compensation Consultant	Pay Governance LLC has advised our independent Compensation Committee since fiscal 2018.
Risk Assessment	We consider risk in our compensation programs and periodically conduct a risk assessment, which is led by our independent compensation consultant.
Annual Say-on-Pay Vote	Every year, we offer our shareholders the opportunity to cast an advisory vote on our executive compensation.
No Repricing or Exchange of Underwater Options/SARs	Our plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without shareholder approval.

Compensation Recovery Policy
We previously maintained a compensation recovery policy covering recovery of bonuses and equity compensation received by executive officers under certain circumstances. In light of the incentive compensation recovery rules and stock exchange listing standards that became effective in fiscal 2024, we adopted a mandatory compensation recovery policy (the “Mandatory Compensation Recovery Policy”). The Mandatory Compensation Recovery Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by Section 16 officers of the Company. This policy provides that, in the event of an accounting restatement due to material non-compliance with any financial reporting requirement, the Company will recover the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts.
22 |

COMPENSATION DISCUSSION AND ANALYSIS
Stock Ownership by Our Named Executive Officers
The Board believes that each of our executives who has reached the level of Senior Vice President or above should be a shareholder and should have a significant financial stake in the Company. Accordingly, the Compensation Committee adopted stock ownership requirements, which are reflected in our Corporate Governance Guidelines, requiring each executive to hold our common stock having a fair market value equal to a multiple of their base salary, as set forth below:
•	Chief Executive Officer—3x annual base salary
•	Executive Vice President—2x annual base salary
•	Senior Vice President—1x annual base salary
The current stock ownership requirements were established in April 2013. All shares beneficially owned by an executive are included in the calculation, except that shares subject to performance-based vesting conditions, shares subject to unexercised stock options, and SARs are not included. For purposes of the stock ownership calculation, shares are valued at the greater of (i) the average closing price of one share of the Company’s common stock during the most recent fiscal year and (ii) the closing price on the last day of the most recent fiscal year.
In addition, our Corporate Governance Guidelines contain a stock retention requirement that mandates executives to retain at least 75% of the shares they received from equity compensation awards, net of shares withheld or tendered to satisfy withholding taxes, until the stock ownership requirement is satisfied.
Based on their current holdings and status as current executive officers, Mr. Lain and Ms. Zupfer each remain subject to our stock retention requirement. Mr. Doctor is no longer subject to our stock retention requirement, but was subject to our stock retention requirements for fiscal 2025. None of the NEOs sold any shares during fiscal 2025. The Nominating and Corporate Governance Committee is responsible for measuring and monitoring compliance with these guidelines.
Policies and Practices Related to the Grant of Equity Awards
We do not have any formal policy that requires us to grant, or avoid granting, equity awards at certain times. Historically, the Compensation Committee approved the issuance of equity awards in connection with employee retention, annual compensation decisions at its first regular meeting of the year, and, when appropriate, in connection with the hire of an executive officer. At times, when NEO compensation decisions are made outside of the Company’s regular meetings, our Board and the Compensation Committee may approve equity awards for NEOs as needed. In certain cases, the Compensation Committee approves equity awards to be granted later when the trading window under the Company’s insider trading policy opens. As a result, in all cases, the timing of grants of equity awards, including SARs and stock options, occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.
During fiscal 2025, we did not award SARs or stock options to any of our NEOs.
Employment Agreements and Post-Employment Compensation
We are parties to certain compensatory arrangements with our NEOs, as described below under the “Summary of Arrangements with Named Executive Officers” section of this Proxy Statement. The purpose of these arrangements is to reflect the compensatory terms agreed to in connection with attracting talented executives to our Company.
All of our NEOs are eligible for certain compensation and other benefits if his or her employment terminates due to certain articulated reasons (including in connection with a change in control). Receipt of these benefits generally requires the executive to comply with certain post-termination covenants and execute a release of claims in favor of the Company. The Compensation Committee and the Board recognize the importance of avoiding the distraction and loss of key management personnel that may occur in connection with certain leadership transitions, as well as any rumored or actual change in control of the Company. Accordingly, the Compensation Committee and the Board have structured the terms for severance to incentivize the executives to remain employed by the Company during any transition or while a transaction is under consideration or pending, and to not favor one transaction structure over another merely because of the impact on his or her compensation.
2025 PROXY STATEMENT | 23

COMPENSATION DISCUSSION AND ANALYSIS
Deductibility of Executive Compensation
I.R.S. Code Section 162(m) precludes the Company from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees”.
The Compensation Committee continues to believe that a significant portion of our executives’ compensation should be tied to the Company’s performance and that shareholder interests are best served if the Company’s discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expenses to the Company. The Compensation Committee’s ability to continue to provide a competitive compensation package to attract, motivate, and retain the Company’s most senior executives is considered critical to the Company’s success and to advancing the interests of its shareholders.
Regulatory Considerations
The Compensation Committee considered (i) the accounting treatment of various types of equity-based compensation under Accounting Standards Codification (“ASC”) Topic 718 and (ii) the non-deductibility of excess parachute tax payments under Code Section 280G (and the related excise tax imposed on covered employees under Code Section 4999) in its design of executive compensation programs. In addition, the Compensation Committee considered other tax and accounting provisions in developing the compensation programs for our NEOs. These considerations included the special rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the overall income tax rules applicable to various forms of compensation. While the Compensation Committee strove to compensate our NEOs in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately motivate, reward, and retain those executives.
24 |

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table shows each individual who served as our principal executive officer in fiscal 2025 and the two other most highly compensated executive officers in fiscal 2025 who were still serving as such on June 30, 2025 (together, referred to as the “Named Executive Officers” or “NEOs”), along with information concerning compensation earned for services in all capacities during each of the fiscal years ended June 30, 2025 and 2024.

Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[4] ($)	All Other Compensation[5] ($)	Total ($)
Jim B. Lain Interim President and Chief Executive Officer and Executive Vice President, Brand Operations – Supercuts and Cost Cutters[6]	2025	425,000	—	121,500	—	359,812	40,183	946,495
Kersten D. Zupfer Executive Vice President and Chief Financial Officer	2025	457,000	71,400	121,500	—	359,812	492	1,010,204
	2024	457,000	—	—	—	264,775	328	722,103
Matthew Doctor Former President and Chief Executive Officer[7]	2025	600,000	—	371,250	—	570,000	45,555	1,586,805
	2024	600,000	532,500	—	—	667,500	42,007	1,842,007

1
As to Ms. Zupfer, this value includes amounts provided in the form of a modest perquisite allowance of approximately $32,000, which primarily covers an automobile allowance. The entire allowance is paid to Ms. Zupfer regardless of whether she spends the entire amount on automobile expenses and, therefore, is reported as base salary; however, the allowance amount is not included as base salary for purposes of determining other compensation and benefits amounts.

2	The amount for 2025 represents a discretionary acquisition recognition bonus for Ms. Zupfer for the critical role she played in the successful acquisition of Alline.
3
Values expressed represent the aggregate grant date fair value of stock awards, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 for a description of the assumptions used in calculating these amounts.

4
The amounts for fiscal 2025 represent (i) amounts earned pursuant to AIC awards under the Short Term Plan as described more fully under the heading “Short Term Incentive Decisions for Fiscal 2025” in the CD&A section of this Proxy Statement as follows: $226,100 for Mr. Lain; $226,100 for Ms. Zupfer; and $570,000 for Mr. Doctor; and (ii) amounts earned pursuant to the Cash LTIP as described more fully under the heading “Long Term Incentive Decisions for Fiscal 2025” in the CD&A section of this Proxy Statement for performance in fiscal 2025, to be paid in later years as follows: $133,712 for Mr. Lain and Ms. Zupfer. Mr. Doctor forfeited his Cash LTIP award upon his resignation of employment pursuant to the terms of the Cash LTIP.

5	The following table sets forth All Other Compensation amounts by type:

Name	Company Match and Profit- Sharing Contribution[a] ($)	Total All Other Compensation[b] ($)
Jim B. Lain	25,000	40,183
Kersten D. Zupfer	—	492
Matthew Doctor	25,000	45,555

a	The Company matches the NEOs’ contributions into its retirement savings plans up to $25,000 per calendar year.
b
The Total All Other Compensation amounts include perquisites, which primarily relate to medical benefits, including the reimbursement of co-pay and other out-of-pocket expenses for Mr. Lain of $13,846 and Mr. Doctor of $19,043.

6	Mr. Lain was not an NEO for fiscal 2024 and served as Executive Vice President, Brand Operations – Supercuts and Cost Cutters of the Company for fiscal 2025.
7	Mr. Doctor served as President and Chief Executive Officer of the Company from May 5, 2022 to June 30, 2025.
2025 PROXY STATEMENT | 25

EXECUTIVE COMPENSATION TABLES
Narrative Disclosure to Summary Compensation Table
Summary of Arrangements with Named Executive Officers
The following section addresses the key elements of the compensation arrangements with each of our NEOs, including the key terms of any letter agreements or employment agreements between the NEO and the Company. Mr. Lain did not have an individual compensatory arrangement with the Company for fiscal 2025.
Interim CEO Offer Letter Agreement with Mr. Lain
Upon approval of the Compensation Committee of the Board, on June 20, 2025, the Company entered into an Interim CEO Offer Letter Agreement (the “Interim CEO Agreement”) with Mr. Lain, pursuant to which he became Interim President and Chief Executive Officer of the Company, subject to the terms of the agreement. For the period of his interim service, Mr. Lain’s base salary will be increased to $550,000 and his target annual incentive will be increased to 100% of base salary. Mr. Lain will also be eligible for a $100,000 interim service bonus subject to certain terms set forth in the Interim CEO Agreement.
Compensatory Arrangements with Ms. Zupfer
On December 1, 2014, the Company entered into an employment agreement with Ms. Zupfer in connection with her employment with the Company. Pursuant to the agreement, Ms. Zupfer is entitled to (i) receive an annual base salary, the amount of which is reviewed annually by the Compensation Committee and subject to adjustment, (ii) receive an annual incentive award, which is set as a percentage of Ms. Zupfer’s then-current base salary for achievement of target performance, but the actual payout may be less than or greater than such amount for actual performance that is less than or greater than target, respectively, (iii) participate in the Company’s long-term equity incentive program on the same basis as the Company’s other executive officers, with the value of the awards being set annually by the Compensation Committee, and (iv) receive life insurance and health and welfare benefits offered to other full-time employees.
Under the terms of Ms. Zupfer’s employment agreement, she is entitled to certain benefits upon her death or disability, termination without Cause or for Good Reason, or termination for Cause or without Good Reason, which are contingent upon Ms. Zupfer signing, and not rescinding, a release and complying with certain non-competition and non-solicitation covenants. In the event of Ms. Zupfer’s death or disability, she is entitled to her accrued compensation and obligations. In the event of Ms. Zupfer’s termination without Cause or resignation for Good Reason, she is entitled to all accrued compensation and obligations and an amount equal to one times her annual base salary plus a pro-rated portion of any bonus she would have earned for the year of termination (based on actual performance), plus 12 months of benefits continuation coverage. In Ms. Zupfer’s employment agreement, “Cause” is defined as acts during Ms. Zupfer’s employment resulting in a felony conviction that is materially detrimental to the financial interests of the Company; willful nonperformance by Ms. Zupfer of her material employment duties (other than by reason of physical or mental incapacity) after reasonable notice to Ms. Zupfer and reasonable opportunity (not less than 30 days) to cease such non-performance; or willful engagement in fraud or gross misconduct that is materially detrimental to the financial interests of the Company. “Good Reason” is defined as any of the following to occur during Ms. Zupfer’s employment with the Company: (i) any material diminution in the nature of her authority, duties, or responsibilities, or her removal from, or failure to be reelected to, her position (except in connection with a termination for Cause, permanent disability, or as a result of her Death or her resignation other than for Good Reason); (ii) a material reduction in her base salary (other than a reduction that is part of an across-the-board reduction of base salaries for all executives; provided that, the reduction is commensurate with the percentage reduction in base salaries for all other executives; (iii) the Company’s failure to continue (without substitution of a substantially equivalent plan) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan, or other benefit plan or arrangement in which Ms. Zupfer is participating; (iv) the Company’s material breach of the employment agreement; (v) the requirement that Ms. Zupfer’s principal place of employment be relocated by more than 30 miles from the Company’s current address; or (vi) the Company’s failure to obtain an agreement from any successor entity to assume the Company’s obligations under the employment agreement. “Disability” is defined a as physical or mental disability or health impairment that prevents the effective performance by Ms. Zupfer of her duties on a full-time basis.
Ms. Zupfer’s employment agreement further provides that severance payments will be paid over the course of the severance period and offset by any compensation Ms. Zupfer receives from other substantially full-time employment during the severance period. However, in fiscal 2017, the Compensation Committee modified this provision to provide that severance will not be offset
26 |

EXECUTIVE COMPENSATION TABLES
by non-competitive employment. The severance payments are contingent upon Ms. Zupfer signing, and not rescinding, a release of claims and complying with certain non-competition and non-solicitation covenants. The Company’s remedies for violation of restrictive covenants include injunctive relief and forfeiture of severance benefits.
Compensatory Arrangements with Mr. Doctor
Upon approval of the Compensation Committee of the Board, on June 20, 2025, the Company entered into a Resignation and Transition Letter Agreement with Mr. Doctor, pursuant to which he would provide services to the Company as a part-time employee from July 1, 2025 through August 31, 2025 (the “Transition Term”), subject to the terms of the agreement. Mr. Doctor was paid 50% of his current base salary during the Transition Term. In addition, Mr. Doctor remained eligible for payment under his fiscal 2025 annual incentive award. In connection with his resignation, he was not entitled to any severance benefits.
Sign-On, Relocation, and Related Benefits
When executive officers join the Company, from time to time, we have agreed to sign-on incentives and relocation benefits that are not part of their ongoing compensation to incentivize them to leave their former employers and join the Company. No such benefits were provided to the NEOs in fiscal 2024 or 2025.
Senior Executive Severance Policy
Certain of our executive officers participate in the Senior Executive Severance Policy (the “Severance Policy”) under which Senior Vice Presidents and above without an individual employment agreement are entitled to receive the following severance benefits if the executive’s employment is terminated without Cause: (i) one year of base salary paid in installments over a period of 12 months; (ii) a pro rata bonus for the fiscal year in which termination occurs based on actual performance, if it can be calculated, but not to exceed (A) the target bonus amount prior to proration based on actual achievement for an executive who worked nine months or more during a fiscal year, (B) if actual achievement cannot be calculated, a bonus amount based on the average payout of other eligible continuing executives for an executive who worked nine months or more during a fiscal year, or (C) 75% of the target bonus amount for an executive who worked less than nine months during the fiscal year; and (iii) continuation of certain medical benefits for up to 12 months unless and until the executive is covered under the health and/or dental insurance policy of a new employer. The severance benefits are subject to the executive signing a release in favor of the Company and complying with one-year non-competition and non-solicitation restrictions. Because Mr. Lain does not have an individual employment agreement with the Company, he is eligible for severance benefits under the Severance Policy if he has a qualifying termination. Mr. Doctor’s letter agreement incorporated the Severance Policy in the event of a qualifying termination of his employment under the letter agreement, subject to certain alternative definitions described above.
Under the Severance Policy, “Cause” is defined as (a) acts resulting in a felony conviction under any federal or state statutes that is materially detrimental to the financial interests of the Company; (b) willful non-performance by the employee of the employee’s material employment duties (other than by reason of the employee’s physical and/or mental incapacity) after reasonable notice to the employee and reasonable opportunity (not less than 30 days) to cease such non-performance; or (c) willfully engaging in fraud or gross misconduct which is detrimental to the financial interests of the Company.
Long-Term Incentive Awards Granted to Named Executive Officers
The terms of the equity awards granted as part of the current long-term incentives are summarized below:
Cash-Settled SARs, Stock Options, and RSUs under the 2018 Plan
Equity awards were not granted in fiscal 2024; however, following shareholder approval of additional shares for issuance under our equity compensation plan in November 2024, RSUs were granted to Mr. Lain, Ms. Zupfer, and Mr. Doctor on November 22, 2024 as part of their annual long term incentive compensation for fiscal 2025. The SARs and stock options granted in fiscal 2023 and the RSUs granted in fiscal 2025 are eligible to vest in equal installments on the first three annual anniversaries of the date of grant.
2025 PROXY STATEMENT | 27

EXECUTIVE COMPENSATION TABLES
In the event of a termination of employment, unvested SARs, stock options, and RSUs are generally forfeited; provided, however:
•
If a participant’s employment is terminated (i) due to death or disability, (ii) due to retirement, (iii) by the Company without Cause (as defined in 2018 Plan), or (iv) by the Company without Cause or by the participant for Good Reason (as defined in the award agreement), if applicable, in either case within 12 months following a Change in Control (as defined in the 2018 Plan), then a pro-rated amount of the stock options will vest.

Under the award agreement, “Good Reason” is defined as the occurrence, without the express written consent of the participant, of any of the following: (i) any material diminution in the nature of the participant’s authority, duties, or responsibilities; (ii) any reduction by the Company in the participant’s base salary then in effect or target bonus percentage (other than any reduction mutually agreed upon by the Company and the participant), other than an across-the-board reduction of not more than 10% that applies to all other executives who report to the Chief Executive Officer of the Company; or (iii) following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or other benefit plan or arrangement in which the employee is then participating; provided that, the participant notifies the Company within 90 days of the occurrence of the condition and the Company fails to remedy such condition within 30 days of receiving such notice (the “Cure Period”) and the participant delivers to the Company’s General Counsel written notice of resignation within 30 days following the end of the Cure Period, designating an employment termination date no later than 120 days following the end of the Cure Period.
SPMP Matching RSUs
Matching RSUs granted as part of our Stock Purchase and Matching RSU Program (the “SPMP”) during fiscal year 2021 are subject to a five-year continued service and cliff vesting conditions and participants are also required to hold their underlying purchased shares for the same five-year period to avoid a reduction in the number of unvested RSUs. The matching RSUs earn dividend equivalents but have no voting rights. If a participant’s employment is terminated (i) without Cause or for Good Reason, in each case within 12 months following a Change in Control or (ii) due to death or disability, if the termination occurs (a) prior to the third anniversary of the grant date, a pro-rated amount of the matching RSUs will vest or (b) on or after the third anniversary of the grant date, 100% of the matching RSUs will vest.
•
If a participant’s employment is terminated on or after the second anniversary of the grant date due to (i) the participant’s retirement (which is defined to mean termination at age 62 or after age 55 with 15 years or more of continuous service) or (ii) termination without Cause by the Company, then a pro-rated amount of the matching RSUs will vest.

Under the award agreement, “Good Reason” is defined as the occurrence, without the express written consent of the participant, of any of the following: (i) any material diminution in the nature of the participant’s authority, duties, or responsibilities; (ii) any reduction by the Company in the participant’s base salary then in effect or target bonus percentage (other than any reduction mutually agreed upon by the Company and the participant), other than an across-the-board reduction of not more than 10% that applies to all other executives who report to the Chief Executive Officer of the Company; or (iii) following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or other benefit plan or arrangement in which the participant is then participating; provided that, the participant notifies the Company within 90 days of the occurrence of the condition and the Company fails to remedy such condition within 30 days of receiving such notice (the “Cure Period”) and the participant delivers to the Company’s General Counsel written notice of resignation within 30 days following the end of the Cure Period, designating an employment termination date no later than 120 days following the end of the Cure Period.
The 2018 Plan Definitions
The 2018 Plan provides the following definitions:
•
“Cause” means (a) a felony conviction under any federal or state statute that is materially detrimental to the financial interests of the Company, or willful non-performance by the employee of his or her material employment duties other than by reason of his or her physical or mental incapacity after reasonable written notice to the employee and reasonable opportunity (not less than 30 days) to cease such non-performance; or (b) the employee willfully engaging in fraud or gross misconduct that is materially detrimental to the financial interests of the Company.

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EXECUTIVE COMPENSATION TABLES
•	“Change in Control” means the first to occur of any of the following events:
•
any person is or becomes the beneficial owner of 49% or more of either (a) the Outstanding Common Stock or (b) the Outstanding Voting Securities, except for an acquisition by an entity resulting from a Business Combination; provided that, a Change in Control shall not occur if a person becomes the beneficial owner of 49% or more of the Outstanding Common Stock or Outstanding Voting Securities solely as the result of a change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities since the last date on which such person acquired beneficial ownership of any shares of common stock or voting securities (provided further, however, that if a person becomes the beneficial owner of 49% or more of the Outstanding Common Stock or Outstanding Voting Securities by reason of such change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities and thereafter becomes the beneficial owner of any additional shares of Common Stock or voting securities (other than pursuant to a dividend or distribution paid or made by the Company on the Outstanding Common Stock or Outstanding Voting Securities or pursuant to a split or subdivision of the Outstanding Common Stock or Outstanding Voting Securities), then a Change in Control shall occur unless upon becoming the beneficial owner of such additional shares of common stock or voting securities such person does not beneficially own more than 49% of the Outstanding Common Stock or Outstanding Voting Securities);

•
consummation of a Business Combination, unless immediately following such Business Combination, (i) all or substantially all of the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s voting stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s voting stock immediately prior to such Business Combination and (ii) no person beneficially owns, directly or indirectly, 49% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity); or

•
the Incumbent Board has ceased for any reason to constitute at least a majority thereof, provided that, any person becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board shall be, for purposes of the 2018 Plan, considered as though such person were a member of the Incumbent Board;

provided, however, that for any payment with respect to any award under the 2018 Plan that is subject to Section 409A of the Code, the Change in Control must also be a change in control event under Treasury Regulations Section 1.409A-3(i)(5).
•	“Good Reason” means the occurrence, without the express written consent of the employee, of any of the following:
•	any material diminution in the nature of the employee’s authority, duties, or responsibilities;
•
any reduction by the Company in the employee’s base salary then in effect or target bonus percentage, other than an across-the-board reduction of not more than 10% that applies to all other similarly situated employees of the Company; or

•
following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan, or other benefit plan or arrangement in which the employee is then participating;

provided that, the employee notifies the Company within 90 days of the occurrence of such conduct and the Company fails to remedy such conduct within 30 days of receiving such notice (the “Cure period”) and the employee delivers written notice of resignation to the Company’s General Counsel within 30 days following the end of the Cure Period.
Retirement Plans and Arrangements
We currently provide the NEOs the option to participate in two Company-sponsored retirement savings plans: the Executive Retirement Savings Plan, a nonqualified deferred compensation plan, and the Regis Individual Secured Retirement Plan (the “RiSRP”), an employee welfare benefit plan, which was added in fiscal 2016 as a post-tax retirement savings option.
2025 PROXY STATEMENT | 29

EXECUTIVE COMPENSATION TABLES
Elections to defer compensation under the Executive Retirement Savings Plan are made annually, prior to the beginning of the year in which the deferred compensation is earned. Executives may defer up to 100% of their annual compensation, including annual incentive, on a pre-tax basis. Beginning with elections made in fiscal 2016, in-service distributions must be deferred for a minimum of two years. Employer contributions under the Executive Retirement Savings Plan for our NEOs include a 25% match on up to a maximum of $100,000 in deferred compensation (i.e., $25,000) and a discretionary annual profit sharing contribution (each on a calendar-year basis), although no profit sharing contribution has been made since 2016. We deposit the deferred amounts and employer contributions into a trust for the benefit of plan participants. In accordance with tax laws, the assets of the trust are subject to claims of the Company’s creditors. Participant account balances are deemed invested as the executive directs, from time to time, among the investment alternatives offered. Subject to compliance with plan terms and applicable tax requirements (including, without limitation, Code Section 409A), executives may elect the distribution date for their plan accounts.
Under the RiSRP, participants may elect to contribute amounts from payroll, up to 100% of their annual compensation, including annual incentive, on an after-tax basis. Employee contributions under the RiSRP for our NEOs include the same match opportunity as the Executive Retirement Savings Plan, and if an NEO is participating in both plans, their aggregate match is capped at $25,000. Participants may also make contributions outside of payroll deductions, but these are not eligible for employer match. Participant contributions and employer matching contributions are deposited in participant-owned life insurance policies. These insurance policies are not subject to claims of the Company’s creditors. Each participant’s account balance under the life insurance policy is invested as the participant directs, from time to time, among the investment alternatives available under the insurance policy.
30 |

EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at Fiscal 2025 Year-End
The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of June 30, 2025.

	Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Jim B. Lain	RSU					5,400[1]	121,500
	Stock Option	3,749[2]	1,876	30.40	8/26/2032
	Cash-settled SAR	3,749[2]	1,876	30.40	8/26/2032
	Stock Option	5,000[3]	—	55.20	11/5/2031
	Cash-settled SAR	5,000[3]	—	55.20	11/5/2031
Kersten D. Zupfer	RSU					5,400[1]	121,500
	Stock Option	3,749[2]	1,876	30.40	8/26/2032
	Cash-settled SAR	3,749[2]	1,876	30.40	8/26/2032
	Stock Option	5,625[3]	—	55.20	11/5/2031
	Cash-settled SAR	5,625[3]	—	55.20	11/5/2031
	Stock-settled SAR	569[4]	—	216.80	8/31/2025
	SPMP RSU					1,263[5]	29,049
Matthew Doctor[6]	RSU					16,500[1]	371,250
	Stock Option	43,750[7]	—	25.20	5/5/2032
	Stock Option	5,625[3]	—	55.20	11/5/2031
	Cash-settled SAR	5,625[3]	—	55.20	11/5/2031

1
Award vests in equal installments on each of the first, second, and third anniversaries of the grant date, which was November 22, 2024. Mr. Doctor's award was forfeited upon termination of his employment on August 31, 2025.

2	Award vests in equal installments on each of the first, second, and third anniversaries of the grant date, which was August 26, 2022.
3
Award vested as to 20% of the shares on the first anniversary of the grant date, which was November 5, 2021, and 20% of the shares on the second anniversary of the grant date, and vested as to 60% of the shares on the third anniversary of the grant date.

4	Award fully vested on August 31, 2018.
5	Award cliff vests on the fifth anniversary of the date of grant, which was December 21, 2020.
6
In connection with termination of Mr. Doctor’s employment on August 31, 2025, following his resignation as President and Chief Executive Officer effective June 30, 2025, his unvested restricted stock units forfeited and his exercisable stock options and cash-settled SARs will expire on November 30, 2025.

7
Award vested as to 20% of the shares on the first anniversary of the grant date, which was May 5, 2022, and vested as to 20% of the shares on the second anniversary of the grant date and 60% of the shares on the third anniversary of the grant date.

2025 PROXY STATEMENT | 31

Pay Versus Performance
The following table sets forth additional compensation information of our Chief Executive Officer (“CEO”), and our other NEOs (averaged), along with total shareholder return and net income performance results for fiscal years 2023, 2024, and 2025:

	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(1)(2) ($)	Average Summary Compensation Table for Other NEOs(1) ($)	Average Compensation Actually Paid to Other NEOs (1)(2) ($)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(3) ($)	Net Income (Loss) ($ in thousands)
2025	1,586,805	1,395,973	978,350	878,728	103	123,536
2024	1,842,007	1,799,593	729,285	693,551	106	91,060
2023	1,938,862	2,087,345	994,449	966,470	103	(7,385)

1	Our NEOs were:

Year	CEO	Other NEOs
2025	Matthew Doctor	Kersten D. Zupfer, Jim B. Lain
2024	Matthew Doctor	Kersten D. Zupfer, John C. Davi
2023	Matthew Doctor	Kersten D. Zupfer, John C. Davi

2
None of our NEOs participate in a pension plan; therefore, no adjustment from the Summary Compensation Table total related to pension value was made. A reconciliation of Total Compensation from the Summary Compensation Table (referred to below as “SCT”) to Compensation Actually Paid to our CEO and our Other NEOs (as an average) is shown below:

	2025
Adjustments	CEO ($)	Average of Other NEOs ($)
Total Compensation from SCT	1,586,805	978,350
(Subtraction): SCT amounts for Stock Awards and Option Awards	(371,250)	(121,500)
Addition: Fair value at end of fiscal 2025 of awards granted during fiscal 2025 that are outstanding and unvested at the end of fiscal 2025	367,950	120,420
Addition (Subtraction): The difference between the fair value of awards from the end of fiscal 2024 to the end of fiscal 2025 which were granted in any fiscal year prior to fiscal 2025 that are outstanding and unvested at the end of fiscal 2025	0	(11,769)
Addition: Vesting date fair value of awards granted and vesting during fiscal 2025	—	—
Addition (Subtraction): The difference between the fair value of awards from the end of fiscal 2024 to the vesting date for awards granted in any fiscal year prior to fiscal 2025 for which vesting conditions were satisfied as of the end of fiscal 2025	(187,532)	(86,773)
(Subtraction): Fair value at end of fiscal 2024 of awards granted in any fiscal year prior to fiscal 2025 that fail to meet the applicable vesting conditions in fiscal 2025	—	—
Addition: Dividends or other earnings paid on stock or option awards in fiscal 2025 prior to vesting if not otherwise included in the SCT amount for fiscal 2025	—	—
Compensation Actually Paid (as calculated)	1,395,973	878,728

3
Total shareholder return as calculated based on a fixed investment of one hundred dollars in Company stock measured from the market close on June 30, 2022 (the last trading day of fiscal 2022) through and including the end of the fiscal year for each year reported in the table.

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PAY VERSUS PERFORMANCE
Relationship Between Pay and Performance
The charts shown below present a graphical comparison of Compensation Actually Paid to our CEOs and the average Compensation Actually Paid to our Other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) total shareholder return (“TSR”) and (2) net income (loss).
Compensation Actually Paid Versus Company TSR

(1)	Total shareholder return in the above chart reflects the cumulative return of $100 as if invested in our Company stock on June 30, 2022, including reinvestment of any dividends.
Compensation Actually Paid Versus Net Income (Loss)

2025 PROXY STATEMENT | 33

PAY VERSUS PERFORMANCE
Equity Compensation Plan Information
The following table provides information about our common stock that may be issued under all of our stock-based compensation plans in effect as of June 30, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders[1]	228,129	$ 77.91	250,810[2]
Equity compensation plans not approved by security holders	50,000[3]	$223.00	0
Total	278,129	$ 87.14	250,810

1
Includes shares granted through stock options, stock-settled SARs, restricted stock awards, RSUs, and PSUs under the 2004 Long Term Plan, 2016 Long Term Plan, and 2018 Plan. Information regarding the stock-based compensation plans is included in Notes 1 and 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2025.

2
The Company’s 2018 Plan provides for the issuance of a maximum of 415,915 shares of the Company’s common stock through stock options, SARs, restricted stock, or RSUs. As of June 30, 2025, there are 228,988 shares available for future issuance under the 2018 Plan and 21,822 shares available for issuance under the Company’s Stock Purchase Plan.

3
Consists of stock-settled SARs granted to Hugh Sawyer, the Company’s former President and Chief Executive Officer, under the applicable stock exchange inducement grant exception to the rules for shareholder approval of equity plans in connection with the commencement of his employment with the Company.

34 |

ITEM 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Upon the recommendation of the Compensation Committee of the Board, the Board unanimously recommends that you vote FOR the approval of the compensation of our Named Executive Officers.

As required by SEC rules, we are providing shareholders with an annual, non-binding advisory vote to approve the executive compensation as disclosed in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. At the Annual Meeting, shareholders will vote on the following advisory resolution regarding the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as “Say-on-Pay”):
“RESOLVED, that the shareholders of Regis Corporation approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the ‘Compensation Discussion and Analysis’ section, and compensation tables and narrative discussion contained in the ‘Executive Compensation’ section in this Proxy Statement.”
Our executive compensation programs are based on our belief that attracting, retaining, and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achieving our financial and business goals, while also aligning our executives’ interests with those of our shareholders. We believe that we can best achieve these goals by providing our executives with a mix of compensation elements that incorporate cash and equity, as well as short-term and long-term components, and that are tied to our business goals, all as described in the CD&A section of this Proxy Statement.
For a comprehensive description of our executive compensation program, philosophy, and objectives, including the specific elements of executive compensation that comprised the program in fiscal 2025, please refer to the CD&A section, as well as the Summary Compensation Table and accompanying narrative disclosures that follow the CD&A section, in this Proxy Statement.
This advisory vote will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will review and carefully consider the outcome of the vote. If there is a significant number of negative votes, the Compensation Committee will seek to understand the concerns that influenced the vote and consider them in making future executive compensation decisions.
Upon the recommendation of the Compensation Committee of the Board, the Board unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers.
2025 PROXY STATEMENT | 35

ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee of the Board, the Board unanimously recommends that you vote FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Grant Thornton LLP has served as our independent registered public accounting since our fiscal year ended June 30, 2021. The Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026. Although not required, the Board wishes to submit the selection of Grant Thornton LLP for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.
Representatives of Grant Thornton LLP are expected to participate in the Annual Meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.
Audit Fees
Aggregate audit fees billed for professional services rendered by Grant Thornton LLP were $660,000 for the year ended June 30, 2025, and $585,000 for the year ended June 30, 2024. Such fees were primarily for professional services rendered for the audit of our consolidated financial statements as of and for the years ended June 30, 2025 and June 30, 2024, reviews of our unaudited condensed consolidated interim financial statements and accounting consultations required to perform an audit in accordance with generally accepted auditing standards.
Audit-Related Fees
There were no audit-related services rendered by Grant Thornton LLP in the years ended June 30, 2025 or 2024.
Tax Fees
Aggregate non-audit related fees billed for tax services rendered by Grant Thornton LLP were $258,447 for the year ended June 30, 2025, and $119,906 for the year ended June 30, 2024. The tax fees were primarily for strategic tax planning, tax compliance, general tax consulting and assistance with income tax audits.
All Other Fees
There were no other services rendered by Grant Thornton LLP in the years ended June 30, 2025 or 2024.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has approved the engagement of Grant Thornton LLP to perform auditing services for the current fiscal year ending June 30, 2026. In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All the professional services provided by Grant Thornton LLP during the year ended June 30, 2025 were approved or pre-approved in accordance with the policies of our Audit Committee.
36 |

AUDIT COMMITTEE REPORT
The Audit Committee reports to and assists the Board in providing oversight of the financial management, the independent auditor, and financial reporting procedures of the Company. Each member of the Audit Committee is “independent” within the meaning of applicable Nasdaq listing standards. The Audit Committee has adopted a written charter describing its functions, which has been approved by the Board.
Our management is responsible for preparing our financial statements and the overall reporting process, including our system of internal controls. Our independent auditor, Grant Thornton LLP, is responsible for auditing the financial statements and expressing opinions thereon.
In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee discussed with the independent auditor matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.
The Audit Committee discussed with the independent auditor the overall scope and plans for its audit. The Audit Committee meets with the independent auditor, with and without management present, to discuss the results of its examinations, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2025 for filing with the SEC. The Audit Committee has also recommended to the Board the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026.
Lockie Andrews
Nancy Benacci, Chair
Michael J. Merriman
M. Ann Rhoades
Members of the Audit Committee
2025 PROXY STATEMENT | 37

ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 1991 CONTRIBUTORY STOCK PURCHASE PLAN

The Board unanimously recommends that you vote FOR approval of the Amended and Restated 1991 Contributory Stock Purchase Plan.

Introduction
We are seeking stockholder approval of the amendment and restatement of our Amended and Restated 1991 Contributory Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of our common stock available for issuance under the Purchase Plan by an additional 150,000 shares and to make other clarifications and updates. The Purchase Plan originally became effective on January 1, 1992, and was amended and restated on May 3, 2005, March 1, 2007, August 19, 2009 and October 18, 2016. The Purchase Plan enables us to provide our employees with a convenient opportunity to purchase our common stock and receive a company contribution towards such purchases, and thereby to motivate our employees and more closely align the interests of our employees with our shareholders. Our Board approved the amendment and restatement of the Stock Purchase Plan on September 3, 2025, upon recommendation of the Compensation Committee, subject to shareholder approval. This amendment and restatement of the Stock Purchase Plan will become effective on the date it is approved by our shareholders.
The amendments include, among other clarifications and updates, the following material changes:
•	Increase in the number for shares of common stock authorized for issuance under the Purchase Plan from 227,500 (after taking into account the Reverse Stock Split) to 377,500;
•	Simplify the administration of the Purchase Plan by designating the Compensation Committee as the plan administrator;
•	Limit the maximum dollar amount each participant may contribute to the Purchase Plan to $20,000 each calendar year; and
•	Remove the $14,000,000 limit on the maximum lifetime amount we may contribute to the Purchase Plan.
The complete text of the Purchase Plan, as amended and restated, is attached as Appendix B.
Background
Prior to Board approval of the amended and restated Purchase Plan on September 3, 2025, 21,822 shares remained available for purchase under the Purchase Plan. The amended and restated Purchase Plan increases the shares available for purchase by 150,000 shares. Due to the acquisition of Alline Salon Group, the group of employees eligible to participate in the Purchase Plan will increase ten-fold, necessitating an increase in the number of shares available to continue the Purchase Plan.
Under the Purchase Plan, shares of our common stock are purchased on the open market at market price. The closing price of one share of our common stock as reported on Nasdaq on September 2, 2025 was $22.11.
The Company estimates that the additional shares will be sufficient to cover purchases made under the Purchase Plan for an additional five years, depending on future stock prices. Including the effect of this amendment, less than 15% of our currently outstanding shares are reserved for the Purchase Plan (including all past purchases), and the shares for future issuance represent approximately 7% of our outstanding shares of common stock as of September 2, 2025.
38 |

ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 1991 CONTRIBUTORY STOCK PURCHASE PLAN
Summary of the Purchase Plan
Description of the Purchase Plan
The purchase of shares under the Purchase Plan is currently funded 85% by the participant and 15% by the Company. The amount the Company contributes may change. Purchase periods each last one month. 377,500 shares of common stock have been reserved for issuance under the Purchase Plan.
Administration
The Purchase Plan is administered by the Compensation Committee. All questions of interpretation of the Purchase Plan are determined in the sole discretion of the Compensation Committee, and its determinations are final, conclusive and binding upon all participants. The Compensation Committee authorizes various officers and employees to carry out the general administration of the Purchase Plan.
Eligibility
All full- and part-time employees of the Company and its subsidiaries are eligible to participate in the Purchase Plan. As of September 2, 2025, approximately 175 employees of the Company and its subsidiaries are eligible to participate in the Purchase Plan; however, beginning October 1, 2025, approximately 1,775 employees will be eligible to participate in the Purchase Plan upon integration of the acquired Alline Salon Group.
Enrollment
An employee who is eligible to participate in the Purchase Plan may enroll at any time. A participant’s contributions to the Purchase Plan will begin in the first pay period that is administratively practicable after the participant’s enrollment has been processed.
Payment of Purchase Price; Payroll Deductions; Dividends
The Purchase Plan provides for consecutive purchase periods each lasting one month. At the beginning of each month, each participant’s prior month’s payroll contributions plus a matching contribution by us are used to purchase shares of our common stock on the open market. The number of shares allocated to a participant’s account is equal to the participant’s contribution, plus our related contribution, divided by the average price of our common stock at which the administrative agent purchases shares on the open market.
A participant may change the amount of their payroll contribution at any time, subject to minimum and maximum contribution limits. The newly elected payroll contribution will begin in the first pay period that is administratively practicable.
Each participant may elect to be paid cash dividends or reinvest them. However, we do not currently pay dividends on our common stock.
Purchase Price
Common stock is purchased on the open market on behalf of the participants with funds contributed 85% by the participants and 15% by us. The purchase occurs as soon as practicable on or following the last business day of the applicable purchase period. We bear the cost of all commissions and other expenses incurred in these purchases.
2025 PROXY STATEMENT | 39

ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 1991 CONTRIBUTORY STOCK PURCHASE PLAN
Minimum/Maximum Participant Contribution
Participants can select a contribution amount of not less than 1% nor more than 10% of the participant’s monthly cash compensation. For purposes of the Purchase Plan, eligible compensation generally includes salary, wages, overtime, bonuses (other than signing bonuses), and commissions, but excludes relocation payments, expense reimbursements, tuition or other reimbursements, automobile allowances, housing allowances, cash payments in lieu of sick or vacation time benefits and income realized as a result of participation in any stock option, stock purchase, deferred compensation or similar plan of the Company or any subsidiary.
The maximum amount a participant can contribute each calendar year is $20,000. When a participant has contributed $20,000 in a calendar year, there will be no further payroll deductions and no further matching contributions will be made for that participant until the following calendar year.
Termination of Participation
A participant may terminate his or her participation in the Purchase Plan at any time by giving written notice to us, which termination shall be effective as soon as administratively feasible. An employee’s participation in the Purchase Plan will automatically terminate when the employee ceases to be employed by the Company and any of its subsidiaries, whether by reason of retirement, termination of employment, death, or otherwise. Any payroll deductions that the participant may have made for the purchase period in which such termination of employment occurs will, in the Company’s discretion, either be (i) used to purchase shares in accordance with the Purchase Plan or (ii) be refunded as soon as administratively feasible. If termination occurs due to a participant’s death, all shares allocated to the participant’s account and any remaining payroll deductions will be distributed as soon as administratively feasible.
Amendment and Termination of the Plan
The Board may at any time suspend or amend the Purchase Plan, provided that shareholder approval must be obtained to the extent necessary to comply with any applicable law, regulation or stock exchange rule. We may terminate the Purchase Plan upon 30 days’ notice. After the effective date of termination, the credit balance allocated to each participant’s account will be refunded as soon as practicable.
Share Adjustments
In the event of a stock split, spin off, stock dividend, recapitalization, or other similar event, the Compensation Committee will equitably adjust the class of shares issuable and the maximum number and kind of shares subject to the Purchase Plan.
Tax Information
The 15% contribution by us toward the price of purchased shares is regarded as additional compensation to the participant and applicable withholding taxes are deducted from a participant’s other compensation. The Company will be entitled to an income tax deduction in the same amount and in the same year that taxes are due by the participant. If and when shares are sold, the full purchase price of each share is the cost basis for purposes of determining the participant’s capital gain or loss. The participant will recognize capital gains, either short-term or long-term, depending on the holding period of such shares, in the amount that the price received upon the sale of the shares exceeds the cost basis of the shares. The holding period begins when the shares are purchased by the Purchase Plan’s administrative agent.
Plan Benefits
Other than any accrued participant payroll deductions which have not yet been used to purchase shares as of the date of this Proxy Statement, no benefits or amounts have been granted, awarded or received under the Purchase Plan that were subject to shareholder approval. In addition, the benefits to be received by our executive officers and other employees as a result of the proposed amendment and restatement of the Purchase Plan are not determinable, since the amounts of future purchases by participants are based on elective participant contributions and the value of our stock is subject to change.
40 |

ITEM 5: ADVISORY VOTE TO RATIFY THE EXTENSION OF THE TAX BENEFITS PRESERVATION PLAN

The Board unanimously recommends that you vote FOR ratification of the extension of the Tax Benefits Preservation Plan.

Rationale for Ratification of the Plan
On January 29, 2024, we entered into a Tax Benefits Preservation Plan (the “Plan”) with Equiniti Trust Company, LLC, as rights agent. In connection with the Plan, the Board authorized and declared a dividend distribution of one preferred share purchase right (a “Right”), for each share of our common stock, par value $0.05 per share (the “Common Shares”) outstanding on February 9, 2024 to the shareholders of record at the close of business on that date. On or after the Distribution Date (as defined below), each Right would initially entitle the holder to purchase one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.05 per share (the “Preferred Shares”), for a purchase price of $73.00, subject to adjustment (the “Purchase Price”). Under certain circumstances set forth in the Plan, the Company may suspend the exercisability of the Rights.
The Plan was approved by the Board to mitigate the likelihood of an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company (the “Tax Benefits”) to offset future income. If the Company were to experience an “ownership change,” as defined in Section 382 of Code, the Company’s ability to fully utilize the Tax Benefits on an annual basis would be substantially limited, and the timing of the usage of the Tax Benefits could be substantially delayed, which could therefore significantly impair the potential value of those assets. The Plan is intended to act as a deterrent to any person or group acquiring “beneficial ownership” of 4.95% or more of the outstanding Common Shares, without the approval of the Board.
The Rights and the Plan were initially set to expire on the earliest of (i) the close of business on January 29, 2025 (the “Stated Expiration Date”) (or such later date as may be established by the Board prior to the expiration date as long as the extension is submitted to the shareholders of the Company for ratification at the next annual or special meeting of shareholders succeeding such extension), (ii) the time at which the Rights are redeemed or exchanged pursuant to the Plan, (iii) the time at which the Rights (other than Rights owned by an Acquiring Person (as defined below)) are exchanged pursuant to the Plan, (iv) the repeal of Section 382 of the Code or any successor statute if the Board determines that the Plan is no longer necessary or desirable for the preservation of the Tax Benefits, or (v) the beginning of a taxable year to which the Board determines that no Tax Benefits may be carried forward.
On January 7, 2025, we entered into Amendment No. 1 to the Plan with Equiniti Trust Company, LLC to extend the Stated Expiration Date of the Plan from January 29, 2025 to January 29, 2028, or such later date as may be established by the Board prior to the amended expiration date as long as the extension is submitted to the shareholders of the Company for ratification at the next annual or special meeting of shareholders succeeding such extension.
As provided under the Plan, the Board’s approval of Amendment No. 1 to extend the Stated Expiration Date required the Board to submit the extension to our shareholders for ratification at the next annual or special meeting of shareholders succeeding such extension, which is the Annual Meeting. Accordingly, the Board is asking shareholders to ratify, on a non-binding, advisory basis, the extension of the Plan. Shareholder ratification is not otherwise required by our Restated Articles of Incorporation or Bylaws, applicable law, Nasdaq, or the SEC. Although this proposal is non-binding and advisory, the Board will carefully consider the outcome in deciding whether the Stated Expiration Date should be earlier than January 29, 2028.
2025 PROXY STATEMENT | 41

ITEM 5: ADVISORY VOTE TO RATIFY THE EXTENSION OF THE TAX BENEFITS PRESERVATION PLAN
Summary of the Plan
The following summary of the terms of the Plan, as amended, does not purport to be complete and is qualified in its entirety by the full text of the Plan, a copy of which is filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on January 30, 2024, as amended by Amendment No. to the Plan, a copy of which is filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 19, 2024.
Exercise of Rights
On or after the Distribution Date, each Right would initially entitle the holder to purchase one one-thousandth of a Preferred Share for the Purchase Price. Under certain circumstances set forth in the Plan, the Company may suspend the exercisability of the Rights.
Definition of Acquiring Person
An “Acquiring Person” is a person or group that, together with affiliates and associates of such person or group, acquires beneficial ownership of 4.95% or more of the Common Shares then outstanding, other than: (i) the Company, its subsidiaries and their respective employee benefit plans and persons holding Common Shares on behalf of such plans; (ii) any shareholder that, as of the time of the first public announcement of approval of the Plan, beneficially owns 4.95% or more of the Common Shares then outstanding, unless such person thereafter acquires an additional one percent 1% of the then-outstanding Common Shares, subject to certain exceptions (including pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares); (iii) a person who becomes an Acquiring Person solely as a result of the Company repurchasing Common Shares or a stock dividend, stock split, reverse stock split or similar transaction effected by the Company (unless and until such person acquires additional shares, other than in certain specified exempt transactions); (iv) certain shareholders who inadvertently or without knowledge of the terms of the Rights, becomes Acquiring Persons and who thereafter reduce the percentage of shares owned below 4.95%; (v) investment advisors to mutual funds, to the extent that such advisor does not hold and no single fund advised by such advisor holds 4.95% or more of the Company’s outstanding Common Shares, and (vi) any other Person that the Board determines is exempt from the Plan, so long as such determination is made prior to such time as such Person becomes an Acquiring Person.
Definition of Distribution Date
The “Distribution Date” is the earlier of (i) the close of business on the tenth (10th) business day after the “Stock Acquisition Date” (which is defined as (a) the first date of public announcement that any person or group has become an Acquiring Person or (b) such other date, as a majority of the Board shall become aware of the existence of an Acquiring Person, and (ii) the close of business on the tenth (10th) business day (or such later date as the Board shall determine prior to such time as any person becomes an Acquiring Person) after the date that a tender or exchange offer by any person (other than any exempt person) is first published or sent or given, if upon consummation thereof, such person, or any affiliate or associate of such person, would become an Acquiring Person.
Flip-In
In the event that any person or group becomes an Acquiring Person, then, upon the Distribution Date, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such, all Rights that are, or (under certain circumstances specified in the Plan) were, beneficially owned by any Acquiring Person or its affiliates and associates and certain transferees thereof will be null and void.
42 |

ITEM 5: ADVISORY VOTE TO RATIFY THE EXTENSION OF THE TAX BENEFITS PRESERVATION PLAN
Flip-Over
If, at any time after a Person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price.
Exchange
At any time following the Stock Acquisition Date but before the time the Acquiring Person becomes the beneficial owner of 50% or more of the outstanding Common Shares, the Board may, at its option, exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right (subject to adjustment); provided, that no holder is entitled to receive pursuant to such exchange Common Shares that would result in a beneficial ownership of more than 4.95% of the Common Shares then outstanding.
Expiration
The Rights and the Plan, as amended, will expire on the earliest of (i) the close of business on January 29, 2028 (or such later date as may be established by the Board prior to the expiration date as long as the extension is submitted to the shareholders of the Company for ratification at the next annual or special meeting of shareholders succeeding such extension), (ii) the time at which the Rights are redeemed or exchanged pursuant to the Plan, (iii) the time at which the Rights (other than Rights owned by an Acquiring Person) are exchanged pursuant to the Plan, (iv) the repeal of Section 382 of the Code or any successor statute if the Board determines that the Plan is no longer necessary or desirable for the preservation of the Tax Benefits, or (v) the beginning of a taxable year to which the Board determines that no Tax Benefits may be carried forward.
Redemption
At any time prior to such time as any Person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.
Anti-Dilution Provisions
The Purchase Price payable, and the number of units of Preferred Shares or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). Generally, no adjustments to the Purchase Price of less than 1% will be made.
Amendments
For so long as the Rights are then redeemable, any of the provisions of the Plan may be amended by the Board without the approval of any holders of the Rights (other than changes to the redemption price, which may not be amended). At any time when the Rights are not then redeemable, the provisions of the Plan may be amended by the Board to make changes which do not (i) adversely affect the interests of holders of Rights, (ii) cause the Rights again to become redeemable or (iii) cause the Plan to become otherwise amendable.
2025 PROXY STATEMENT | 43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During fiscal 2025 and fiscal 2024, we were not a party to any related party transactions covered by the Exchange Act rules.
Our Related Party Transaction Approval Policy sets forth our policies and procedures for the review and approval of certain related party transactions by the Nominating and Corporate Governance Committee. The policy applies to any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which the Company, or any of its subsidiaries, is or will be a participant and in which a related person has a direct or indirect interest, but exempts the following:
•	Payment of compensation by the Company to a related party for the related party’s service to the Company as a director, officer or employee;
•	Transactions available to all employees or all shareholders of the Company on the same terms;
•
Transactions that, when aggregated with the amount of all other transactions between the Company and the related party or any entity in which the related party has an interest, involve less than $10,000 in a fiscal year; and

•	Transactions in the ordinary course of the Company’s business at the same prices and on the same terms as are made available to customers of the Company generally.
The Nominating and Corporate Governance Committee must approve any related party transaction subject to this policy before commencement of the related party transaction; provided, however, that if a related party is only first identified after it commences or first becomes a related party transaction, it must be brought to the Nominating and Corporate Governance Committee for approval or a determination that the transaction should be terminated. Alternatively, the Nominating and Corporate Governance Committee has delegated authority to its Chair to approve related party transactions if they arise between the Nominating and Corporate Governance Committee’s meetings.
The Nominating and Corporate Governance Committee will analyze the following factors, in addition to any other factors it deems appropriate, in determining whether to approve a related party transaction:
•	Whether the terms are fair to the Company;
•	Whether the transaction is material to the Company;
•	The role the related party has played in arranging the related party transaction;
•	The structure of the related party transaction; and
•	The interests of all related parties in the related party transaction.
The Nominating and Corporate Governance Committee may, in its sole discretion, approve or deny any related party transaction. A transaction will be approved only if it the Nominating and Corporate Governance Committee determines that it is not inconsistent with the interests of the Company and our shareholders. Approval of a related party transaction may be conditioned upon the Company and the related party taking any actions that the Nominating and Corporate Governance Committee deems appropriate.
44 |

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of September 2, 2025, the ownership of our common stock by each shareholder who is known by us to own beneficially more than 5% of our outstanding shares, by each director and director nominee, by each named executive officer identified in the Summary Compensation Table, and by all current executive officers, directors and director nominees as a group. Except as indicated below, the parties listed in the table have the sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address for each person or entity named below is c/o Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416. Our Company had 2,435,979 shares of common stock issued and outstanding as of September 2, 2025.

Name of Beneficial Owner or Identity of Group		Number of Shares Beneficially Owned[1,2] (#)	Percent of Class (%)
More than 5% Shareholders	The TCW Group, Inc., on behalf of the TCW Business Unit[3]	349,222	14.3
Named Executive Officers	Jim B. Lain	14,413	*
	Kersten D. Zupfer	16,163	*
	Matthew Doctor	52,459	2.1
Directors and Nominees:	Lockie Andrews	9,841	*
	Nancy Benacci	5,382	*
	Mark S. Light	12,726	*
	Susan Lintonsmith	2,752	*
	Michael Mansbach	9,887	*
	Michael J. Merriman	15,340	*
	M. Ann Rhoades	12,153	*
	All current executive officers, directors, and director nominees as a group (12 persons)[4]	122,165	4.8

*	less than 1%
1
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to restricted stock units that vest within 60 days or have vested but have not yet been distributed: 5,341 shares for Ms. Andrews, 3,200 shares for Ms. Benacci, 8,226 shares for Mr. Light, 2,752 shares for Ms. Lintonsmith, 5,387 shares for Mr. Mansbach, 10,340 shares for Mr. Merriman, and 7,653 shares for Ms. Rhoades.

2
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to stock options that are exercisable or will become exercisable within 60 days: 10,625 shares for Mr. Lain, 49,375 shares for Mr. Doctor, 11,250 shares for Ms. Zupfer, 4,500 shares for Ms. Andrews, 2,182 shares for Ms. Benacci, 4,500 shares for Mr. Light, 4,500 shares for Mr. Mansbach, 4,500 shares for Mr. Merriman, 4,500 shares for Ms. Rhoades, and 17,500 shares for the Company’s other executive officers.

3
Based on information in a Schedule 13G filed by The TCW Group, Inc., on behalf of the TCW Business Unit (“TCW”) on October 11, 2024, TCW reported sole voting power over no shares, shared voting power over 349,322 shares, sole dispositive power over no shares, and shared dispositive power over 349,322 shares. The address for TCW is 515 South Flower Street, Los Angeles, CA 90071.

4	See footnotes 1 and 2 for information regarding the nature of certain indirect and deemed ownership of the shares included in this amount.
2025 PROXY STATEMENT | 45

OTHER INFORMATION
2025 Annual Meeting of Shareholders
This Proxy Statement is furnished to shareholders of the Company in connection with the solicitation on behalf of our Board of proxies for use at the Annual Meeting, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
The address of our principal executive office is 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416.
Availability of Proxy Materials
As permitted by rules adopted by the SEC, we are making our proxy materials, which include our Notice and Proxy Statement and Annual Report on Form 10-K, available to our shareholders over the Internet. We believe that this e-proxy process expedites our shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of the Annual Meeting. In accordance with such SEC rules, we will send shareholders of record as of the close of business on September 2, 2025 a Notice of Internet Availability of Proxy Materials (the “Notice”), which mailing will commence on or about September 17, 2025. The Notice contains instructions on how shareholders can access our proxy materials and vote their shares over the Internet. If you would like to receive a printed copy of our proxy materials from us instead of downloading them from the Internet, please follow the instructions for requesting such materials included in the Notice.
Participating in the Annual Meeting
The Annual Meeting will be held at 9:00 a.m. Central Time on October 28, 2025. The Annual Meeting will be conducted completely as a virtual meeting via the Internet. Shareholders may access the meeting and submit questions electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/RGS2025. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on September 2, 2025, the record date, or hold a valid proxy for the meeting. Shareholders will need the 16-digit control number included in the Notice, on the proxy card, or in the instructions that accompanied the proxy materials to access the Annual Meeting. Shareholders may log in to the virtual meeting platform beginning at 8:45 a.m. Central Time on October 28, 2025. Shareholders of record and beneficial owners as of the record date may vote their shares electronically live during the Annual Meeting.
Shareholders may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/RGS2025 or in advance of the meeting at www.proxyvote.com after logging in with your control number.
If you experience technical difficulties during the meeting or have trouble accessing the Annual Meeting, please call the technical support number that will be posted on the virtual shareholder meeting log in page.
Solicitation and Revocation of Proxies
In addition to the use of the mail, proxies may be solicited personally or by mail, telephone, fax, email, Internet, or other electronic means by our directors, officers, and regular employees who will not be additionally compensated for any such services. Proxies may also be solicited by means of press releases and other public statements.
We will pay all solicitation expenses in connection with the Notice, this Proxy Statement and any related proxy soliciting material of the Board, including the expense of preparing, printing, assembling, and mailing such material.
Proxies to vote at the Annual Meeting are solicited on behalf of the Board. Any shareholder giving a proxy may revoke it at any time before it is exercised by participating in the Annual Meeting and revoking it or by providing written notice of revocation or by submitting another proxy bearing a later date to our Chief Financial Officer at the address set forth above prior to the Annual Meeting. Such proxies, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the specifications indicated thereon. If a proxy is signed and returned and no direction is given, the proxy will be voted in accordance with the Board recommendation on each proposal, as set forth below.
46 |

OTHER INFORMATION
Voting at the Annual Meeting
If you are a shareholder of record as of the record date, you can vote your shares in any of the following ways:
•
By Internet: You can vote via the Internet by following the instructions on the Notice or by accessing, before the meeting, www.proxyvote.com or, during the meeting, www.virtualshareholdermeeting.com/RGS2025 and following the instructions contained on that website;

•	By Telephone: In the United States and Canada, you can vote by telephone by following the instruction in the Notice or by calling 1-800-690-6903 and following the instructions; or
•
By Proxy: You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

Unless you vote live at the Annual Meeting, we must receive your vote by 11:59 p.m. Central Time on October 27, 2025, the day before the Annual Meeting, for your vote by proxy to be counted.
If You Hold Your Shares in “Street Name”
If you hold your shares in “street name,” i.e., through a bank, broker, or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, such as the election of directors and the Say-on-Pay proposal. Accordingly, we urge you to promptly give instructions to your custodian to vote on these matters by following the instructions provided to you by your custodian. Please note that if you intend to vote your street name shares by participating in the Annual Meeting, you must provide a “legal proxy” from your custodian at the Annual Meeting.
2025 PROXY STATEMENT | 47

OTHER INFORMATION
Voting Rights and Requirements
Only shareholders of record as of the close of business on September 2, 2025 will be entitled to sign proxies or to vote. On that date, there were 2,435,979 shares issued, outstanding, and entitled to vote. Each share of common stock is entitled to one vote. A majority of the outstanding shares present or by proxy at the Annual Meeting is required to transact business and constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the Annual Meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.
Vote Required
The table below summarizes the proposals that will be voted on, the vote required to approve each item, voting options, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation[1]	Broker Discretionary Voting Allowed[2]	Impact of Abstention
Item 1 Election of the five director nominees listed in this Proxy Statement	Majority of votes cast “FOR” must exceed “AGAINST” votes[3]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 2 Advisory “Say-on-Pay” vote	We will consider our shareholders to have approved this advisory proposal if the votes cast “FOR” exceed the votes cast “AGAINST”[4]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 3 Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm
Majority of votes present in person or by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting
		“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	“AGAINST”
Item 4 Approval of the Amended and Restated 1991 Contributory Stock Purchase Plan
Majority of votes present in person or by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting
		“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	“AGAINST”
Item 5 Advisory ratification of the extension of the Tax Benefits Preservation Plan	We will consider our shareholders to have approved this advisory proposal if the votes cast “FOR” exceed the votes cast “AGAINST”[5]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None

1	If you are a registered holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.
2
A broker non-vote will not count as a vote for or against Items 2 and 5. For Items 3 and 4, a broker non-vote will have no effect unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting is required in order to approve the item, then a broker non-vote will have the same effect as a vote “AGAINST.”

3
In an uncontested election of directors at which a quorum is present, if any nominee for director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, our Corporate Governance Guidelines require that such person must promptly tender his or her resignation to the Board following certification of the shareholder vote. Our Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee will then consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the election. The nominee who tendered his or her resignation will not participate in the Board decisions. Cumulative voting in the election of directors is not permitted.

4
The advisory Say-on-Pay vote is not binding on us; however, we will consider the shareholders to have approved the compensation of our named executive officers if the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.

5
The advisory vote to ratify the extension of the Tax Benefits Preservation Plan is not binding on us; however, we will consider the shareholders to have approved the extension if the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.

48 |

OTHER INFORMATION
Proposals of Shareholders
Shareholders who intend to present proposals at the 2026 annual meeting of shareholders, and who wish to have such proposals included in our proxy statement for the 2026 annual meeting, must be certain that such proposals are received by us not later than May 20, 2026. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for our 2026 annual meeting.
For shareholders who intend to present proposals or director nominees directly at the 2026 annual meeting and not for inclusion in our 2026 proxy statement, we must receive notice of such proposal not later than July 30, 2026 and not earlier than June 30, 2026, provided that in the event that the date of the 2026 annual meeting is more than 30 days before or more than 70 days after the anniversary date of the Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the 2026 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Such proposals must meet the requirements set forth in our bylaws in order to be presented at our 2026 annual meeting. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 31, 2026.
Proposals and notices of intention to present proposals at our 2026 annual meeting should be addressed to our Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416.
Annual Report to Shareholders and Form 10-K
Our Annual Report to Shareholders and Form 10-K, including financial statements for the year ended June 30, 2025, is available on our website at www.regiscorp.com. If requested, we will provide shareholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Such requests should be directed to our Chief Financial Officer, at our address stated herein.
Notice of Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on October 28, 2025. The Notice and Proxy Statement and Annual Report on Form 10-K are available in the Investor Relations section of our website at www.regiscorp.com.
General
The Board knows of no other matter to be acted upon at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.
Your vote is very important no matter how many shares you own.
You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy by telephone or through the Internet in accordance with the voting instructions provided to you.
By Order of the Board

Kersten D. Zupfer
Chief Financial Officer
September 17, 2025
2025 PROXY STATEMENT | 49

APPENDIX A: NON-GAAP RECONCILIATION
REGIS CORPORATION
Reconciliation of Reported U.S. GAAP Net Income To Adjusted EBITDA, A Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)
Adjusted EBITDA
EBITDA represents U.S. GAAP net income excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the twelve months ended June 30, 2025, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items below. The impacts of the income tax benefit (provision) adjustments associated with the above items are already included in the U.S. GAAP reported net income to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to Adjusted EBITDA. For purposes of the fiscal 2025 AIC payouts under the Short Term Plan, Adjusted EBITDA disclosed for financial reporting purposes was further adjusted by the Compensation Committee to exclude expenses for AIC and discretionary bonus payouts, stock-based compensation, and the impact on Adjusted EBITDA of the Alline acquisition.

Twelve Months Ended June 30, 2025
Consolidated
Consolidated reported net income, as reported (U.S. GAAP)	$ 123,536
Interest expense, as reported	20,252
Income taxes, as reported	(115,496)
Depreciation and amortization, as reported	2,966
Long-lived asset impairment, as reported	352
EBITDA (as defined above)	$31,610

Professional fees and legal settlements	1,436
Severance	2,758
Lease liability benefit	(289)
Lease termination fees	849
Non-recurring, non-operating income	(225)
Stock compensation expense	1,940
Gain on discontinued operations	(6,504)
Adjusted EBITDA, non-GAAP financial measure	$31,575
Other adjustments for Short Term Plan incentive plan payouts, net[1]	1,159
Adjusted EBITDA, further adjusted as described above	$32,734

1
For purposes of AIC payouts under the Short Term Plan, the Compensation Committee calculates Adjusted EBITDA by also excluding expenses for AIC and discretionary bonus payouts and stock-based compensation. In addition, as a result of the acquisition of the Alline salons during the year, which was not expected when the original performance metrics were set, the Compensation Committee approved achievement of the metrics to neutralize for the impact of the Alline acquisition. As a result, in addition to excluding the AIC and discretionary bonus payouts and stock-based compensation expense, the EBITDA impact from the Alline acquisition was also excluded.

2025 PROXY STATEMENT | A-1

APPENDIX B: AMENDED AND RESTATED 1991 CONTRIBUTORY STOCK PURCHASE PLAN
REGIS CORPORATION
AMENDED AND RESTATED
1991 CONTRIBUTORY STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED OCTOBER 28, 2025)
Section 1 Purpose of the Plan
1.1	PURPOSE
The Regis Corporation Amended and Restated 1991 Contributory Stock Purchase Plan (the “Plan”) provides eligible employees with an opportunity to purchase the common stock of Regis Corporation, a Minnesota corporation (the “Company”) (the “Common Stock”) and thereby to share in the Company’s future. The Plan provides that participating employees may purchase Common Stock through regular payroll deductions and that the Company will contribute a supplemental amount in aid of the purchase. The intent of the Plan is to establish a closer mutuality of interests between employees and the Company and to motivate participating employees to remain employed by, and to exert greater effort on behalf of, the Company. The Plan was originally effective on January 1, 1992, and was amended and restated on March 1, 2007, August 19, 2009, and October 18, 2016. The Board approved this amendment and restatement on September 3, 2025, and it will become effective on the date that that the amendment and restatement is approved by the Company’s shareholders at the Company’s 2025 annual meeting of shareholders.
Subject to adjustment as provided in Section 6.11, the number of Shares that may be issued under the Plan shall be 377,500.
1.2	TERM OF PLAN
This Plan commenced on January 1, 1992, and shall terminate at the earlier of the following times, unless amended by the Company’s Board of Directors (“Board”):
(a)	When all shares reserved for issuance under the Plan have been purchased; or
(b)	At any time after the giving of 30 days’ notice by the Company.
Section 2 Administration of the Plan
2.1	PLAN ADMINISTRATOR
The Compensation Committee of the Board shall serve as the Plan Administrator. The Plan Administrator and its delegees shall be responsible for the general administration of the Plan including establishment of operating procedures, enrollment deadlines and such other matters as the Plan Administrator deems necessary for the efficient and proper administration of the Plan.
2.2	ADMINISTRATIVE AGENT
The Plan Administrator shall appoint an Administrative Agent to perform the duties of the Administrative Agent set forth herein or as otherwise delegated. The Plan Administrator shall have the authority to replace the Administrative Agent at any time. The compensation and expense of the Administrative Agent, including any commissions, taxes and other expenses incurred in the purchase of Common Stock under the Plan shall be paid by the Company.
2.3	POWERS AND DUTIES
The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to effectuate the provisions of the Plan. The Plan Administrator shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. In making such determinations and interpretations, the Plan Administrator shall follow such rules as it may adopt or change from time to time, which shall be consistently applied so that all persons similarly situated are treated alike. All such interpretations and determinations by the Plan Administrator shall be final, conclusive and binding upon all persons. The Plan Administrator may delegate its powers set forth herein to officers or employees of the Company.
2025 PROXY STATEMENT | B-1

APPENDIX B
2.4	INDEMNIFICATION
In addition to such other rights of indemnification as they may have as officers or directors of the Company, the Plan Administrator and its delegees (each an “Indemnitee”) shall be indemnified by the Company against the expenses, including attorney’s fees, judgments, fines and amounts paid in settlement (provided such settlement is approved by independent legal counsel selected by the Company), actually and reasonably incurred in connection with any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that liability is due to the gross negligence or willful misconduct of the Indemnitee; provided that within 20 days, or such longer period as determined by the Company, after service of any such action, suit or proceeding, the Indemnitee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
2.5	LIABILITY
Neither the Administrative Agent, the Company, its directors, officers or employees, the Plan Administrator (including any delegees), any employee of the Administrative Agent, any broker executing orders pursuant to the Plan, nor any other person shall be liable, except as provided in the Securities Act of 1933, as amended, for anything done or omitted to be done by such person with respect to the price, time, quantity or other conditions and circumstances of the purchase or sale of stock or securities hereunder, or in any other connection under the Plan, unless such act or omission constitutes willful misconduct on such person’s part.
Section 3 Participation in the Plan
3.1	ELIGIBILITY
Subject to Section 3.3, all full and part time employees of the Company and of its presently existing subsidiaries and all future wholly-owned subsidiaries (collectively the “Subsidiaries” and each a “Subsidiary”) are eligible to participate in the Plan upon commencement of employment with the Company (the “Eligible Employees”).
3.2	CONTINUOUS SERVICE
An employee’s participation under the Plan shall automatically terminate if such employee fails to continue his or her employment status throughout the period of his or her participation.
3.3	LEGAL PROHIBITIONS
No employee shall be entitled to participate or to continue participation if, in the opinion of counsel for the Company, any applicable law of the United States or of any state, foreign country or other jurisdiction prohibit his or her participation in the Plan or render the Plan or its operation illegal, invalid, inoperative or unduly burdensome in its application to such employee.
To the extent the Company is unable to, or the Plan Administrator deems it infeasible to, obtain authority from any regulatory body having jurisdiction, which authority is deemed by counsel for the Company to be necessary to the lawful issuance and sale of Common Stock hereunder, the Company, and the Plan Administrator shall be relieved of any liability with respect to the failure to issue or sell such Common Stock as to which such requisite authority shall not have been obtained.
Section 4 Participation in the Plan
4.1	ENROLLMENT PERIOD
Following the initial enrollment period established upon the commencement of the Plan, an Eligible Employee shall be permitted to enroll at any time.
B-2 |

APPENDIX B
4.2	APPLICATION FOR PARTICIPATION
An Eligible Employee may enroll to commence or recommence participation in the Plan through the procedure established by the Administrative Agent. Once an Eligible Employee has enrolled, his or her participation will commence as soon as administratively feasible after his or her enrollment has been processed by the Administrative Agent (a “Participant”). By enrolling to participate in the Plan, the Participant (and any person claiming benefits under the Plan through the Participant) shall (i) authorize contributions to the Plan through payroll deductions from the Participant’s Compensation (as defined in Section 4.4 below), (ii) authorize the Administrative Agent to establish a stock purchase plan account for the Participant for the purposes of managing the Participant’s participation in the Plan (the “Plan Account”); and (iii) be conclusively deemed to have accepted and have consented to the application to the Participant of the Plan’s provisions.
4.3	DATE OF PARTICIPATION
A Participant’s contributions to the Plan as described in Section 4.4 will begin in the first pay period that is administratively practicable after the Participant’s enrollment has been processed. All applications to enroll are subject to the approval of the Plan Administrator and participation shall not be allowed unless the applicant is an Eligible Employee. Once enrolled, participation shall remain effective throughout the term of this Plan unless earlier terminated as herein provided.
4.4	EMPLOYEE CONTRIBUTIONS
In any jurisdiction where payroll deductions are lawful, each Participant shall, through uniform payroll deductions, contribute during the term of the Plan the amount authorized by such Participant (the “Participant Contributions”). A Participant may contribute maximum Participant Contributions of $20,000 each calendar year. Payroll deductions shall be a percentage of the participating employee’s Compensation (as defined below) for each payroll period as specified by the Participant according to procedures defined by the Investment Benefits Department for the Company. Payroll deductions for each payroll period shall not be less than 1% nor more than 10% of Compensation for such payroll period. The Plan Administrator shall have the power to change these percentage and dollar limitations.
Prior to March 1, 2007, Eligible Employees were permitted to contribute either a fixed dollar amount or a percentage of compensation per payroll period. Any Participant who was, immediately prior to March 1, 2007, contributing a fixed dollar amount per payroll period to the Plan (a “Grandfathered Participant”) shall be permitted to continue to contribute the same fixed dollar amount through the first payroll period following March 1, 2007 in which such Grandfathered Participant is no longer participating in the Plan. After a Grandfathered Participant’s participation terminates for any reason, they shall be permitted to reenroll in the Plan provided they are an Eligible Employee at such time, but they will no longer be able to contribute a fixed dollar amount to the Plan.
“Compensation” as used in this Plan means total cash compensation received by an Employee from the Company or a Subsidiary. By way of illustration, and not in limitation, Compensation includes regular compensation such as salary, wages, overtime, and shall also include all bonuses (other than bonuses offered in connection with, and as an inducement for, the commencement of employment) and commissions (estimated as deemed necessary by the Plan Administrator), but excludes: relocation payments or reimbursements, expense reimbursements, tuition or other reimbursements, automobile allowances, housing allowances, cash payments in lieu of sick or vacation time benefits and income realized as a result of participation in any stock option, stock purchase, deferred compensation or similar plan of the Company or any Subsidiary.
4.5	CHANGES IN PAYROLL DEDUCTIONS
A Participant may change the percentage of his or her payroll deductions, according to the procedures defined by the Plan Administrator and the Administrative Agent, subject to the minimum and maximum increments set forth in Section 4.4. The change will be effective as soon as administratively practicable after the change request has been processed by the Administrative Agent.
4.6	COMPANY CONTRIBUTIONS
On the date Participant Contributions for a purchase period are provided to the Administrative Agent in accordance with Section 4.7, the Company shall contribute to the Administrative Agent an additional amount equal to 15 percent (15%) of the sum of the Participant Contributions and the contribution to be made by the Company (the “Company Contribution”). Accordingly, the Company Contribution for a purchase period shall be equal to 17.65% of the Participant Contributions for that purchase period. The Plan Administrator shall have the power to modify the amount of the Company Contribution at any time. The Company will not, however, make any additional contributions towards Common Stock purchased for a Participant’s account as a result of cash dividends made by the Company.
2025 PROXY STATEMENT | B-3

APPENDIX B
In addition, the Company shall pay all administrative expenses of the Plan, including, without limitation, broker’s commissions, transfer fees, and similar costs.
The Participants shall have no right, title or vested interest in the Company Contributions except as and when the same are expended and have resulted in the purchase of shares of Company Common Stock under the Plan.
4.7	AGENCY
In withholding or accepting funds as Participant Contributions hereunder, the Company and the Administrative Agent shall be acting as the agent of the Participant. As soon as administratively feasible, but no later than the fifteenth day following the end of each purchase period, the Company shall pay the withheld Participant Contributions over to the Administrative Agent on behalf of each Participant.
4.8	TERMINATION OF PARTICIPATION
Each Participant may at any time voluntarily terminate his or her participation in the Plan by advising the Plan Administrator or the Administrative Agent according to the procedure prescribed by the Plan Administrator, or by the Administrative Agent as applicable. A Participant’s election to terminate participation shall be effective as soon as administratively feasible following such time as the election has been processed by the Administrative Agent, or by the Plan Administrator, as applicable. Participant Contributions under the Plan will be automatically stopped for any Participant who goes on a leave of absence without pay, effective when the Participant ceases to be paid by the Company.
An employee’s participation in the Plan shall automatically terminate when the employee ceases to be employed by the Company and any of its Subsidiaries, whether by reason of retirement, termination of employment, death, or otherwise. Payroll deductions shall cease immediately or as soon as administratively feasible after the termination has been processed by the Plan Administrator. Except as otherwise required by law, the Plan Administrator shall determine whether an authorized leave of absence for military or governmental service shall constitute termination of employment for the purpose of this Plan, provided, however, that the procedure used to make such determination shall in all events be uniformly applied to all similarly situated persons.
At the discretion of the Company, purchases of Common Stock may be made (but shall in no event be required) in accordance with Section 5.2 with the final payroll deductions that have been withheld but not yet applied to any such purchase period prior to the Participant’s termination (the “Final Participant Contribution”). The purchase or non-purchase shall be dependent upon such factors as the timing of the termination and the transmittal of Participant Contributions to the Administrative Agent. If any such final purchase is not made, the Final Participant Contribution shall be returned to the former Participant as soon as administratively feasible through either a direct refund of the funds to the former Participant, or through a deposit of the funds to the Participant’s Plan Account.
In the event of the Participant’s death, all Common Stock held in the Participant’s Plan Account and any remaining credit balance will be distributed as soon as administratively feasible in accordance with Section 5.6.
4.9	REFUND REQUESTS
A Participant may request a refund of the Participant Contributions that have been withheld from such Participant’s Compensation and that have not yet been applied toward the purchase of Common Stock on such Participant’s behalf. Any such request must be directed to the Plan Administrator in the manner prescribed by the Plan Administrator. The Plan Administrator shall have full discretion to determine whether any such request will be granted, provided that the procedure followed in determining whether to grant a refund request shall in all events be uniformly applied to all similarly situated persons. Such procedure shall include such factors as the Plan Administrator deems relevant and may include by way of example the reason for the request and the number of times such participant has previously requested a refund of Participant Contributions under the Plan. If a refund request is approved: (i) all of the Participant’s unapplied Participant Contributions will be returned to the Participant as soon as administratively feasible following such approval; (ii) the Participant’s participation in the Plan shall be automatically terminated; and (iii) no further Participant Contributions for the purchase of Common Stock will be made until such time as the former Participant resumes participation in the Plan.
4.10	PLAN TERMINATION
The Company may, in its sole discretion, terminate this Plan at any time upon 30 days’ notice. On the effective date of termination, this Plan and all further Participant Contributions shall terminate and the credit balance in each Participant’s Plan Account shall be refunded, without interest, as soon as practicable.
B-4 |

APPENDIX B
Section 5 Purchase of Stock
5.1	ACCOUNT
The Administrative Agent shall cause a Plan Account to be maintained for each Participant. Each Plan Account shall be credited with all Common Stock purchased for such Participant with respect to a purchase period and with any cash dividends received by the Administrative Agent with respect to such stock. Each purchase period shall equal one calendar month. The Administrative Agent shall cause a statement to be delivered to each active Participant (i.e., a Participant whose Plan Account has reflected activity in the last purchase period) reflecting the Plan Account of such Participant as of the end of each purchase period. Statements will be delivered quarterly to inactive Participants (i.e., those whose Plan Accounts have not had activity in the last purchase period). Statements shall be deemed to be correct unless the Administrative Agent is notified to the contrary within 30 days after it is mailed to a Participant. Delivery may be by electronic means.
The relationship between the Administrative Agent and each Participant shall be governed by a separate agreement of terms and conditions between them (a “Customer Agreement”). In electing to participate in the Plan, a Participant shall be deemed to have accepted the terms of the Customer Agreement.
5.2	PURCHASES
For each purchase period, the Administrative Agent shall cause all the proceeds received from Participant Contributions, the Company’s Contribution, and all cash dividends received by the Administrative Agent on the Company’s Common Stock held in Participant Plan Accounts as to which dividend reinvestment elections have been made in accordance with Section 5.4, to be applied to the open market purchase of Common Stock of the Company. Such open market purchase shall occur as soon as practicable on or following the last business day of each purchase period during which payroll deductions are made under the Plan. Payroll deductions from the payroll periods in the immediately preceding purchase period (or where purchases are made on the last business day of the purchase period, for such purchase period) will be used toward the purchase of Common Stock. The per share purchase price for Common Stock under the Plan for any purchase period shall be the average price at which the Administrative Agent purchases shares of the Company’s Common Stock on the open market (the “Purchase Price”). Within these guidelines, the exact amount, price and timing of the purchases of Common Stock under the Plan, and the policies with respect to the purchase and crediting of fractional shares of Common Stock under the Plan shall be in the sole discretion of the Administrative Agent.
5.3	ALLOCATION OF STOCK PURCHASED
As soon as practicable after completing the purchase of the Common Stock, the Administrative Agent shall credit each Participant’s Plan Account with the Participant’s pro rata portion of the shares of Common Stock purchased by the Administrative Agent. The Plan Account of each Participant shall be credited with that number of shares equal to: (1) (i) the sum of (A) the Participant’s Contributions applied by the Administrative Agent to the purchase of stock, (B) the related Company Contribution which supplemented that Participant’s Contributions, and (C) cash dividends to be reinvested, if any, (ii) divided by the Purchase Price. The stock purchased under this Plan may be purchased in the name of the Administrative Agent or its nominee or in the street name of a registered broker. Once the Common Stock is purchased and credited to a Participant’s Plan Account, the Participant shall beneficially own, regardless of the name or manner in which said stock is registered, that number of shares credited to such Participant’s Plan Account, and the Administrative Agent shall insure that the Participant enjoys all of the rights, privileges and powers provided by law to shareholders.
5.4	REINVESTMENT OF DIVIDENDS
Each Participant will be required to establish a default dividend policy for his or her Plan Account. If a Participant elects to have cash dividends, if any, paid with respect to the Common Stock held in a Participant’s Plan Account automatically reinvested in Common Stock, the Administrative Agent shall arrange for the reinvestment of dividends on the open market and the Company shall pay any expenses associated with the reinvestment. The Company will not, however, make the additional Company Contribution described in Section 4.6 toward the purchase of Common Stock for a Participant’s account as a result of the reinvestment of cash dividends made by the Company.
5.5	DISTRIBUTION OF ACCOUNT
The Administrative Agent shall retain the shares of Common Stock in the Participant’s Plan Account until the Participant’s death, or until the Participant requests a sale, transfer or delivery of such shares via his or her on-line account or through the Administrative Agent’s customer service phone line, or as otherwise provided by the Administrative Agent.
2025 PROXY STATEMENT | B-5

APPENDIX B
5.6	DESIGNATION OF BENEFICIARY.
Participants may file a written designation of a beneficiary who is to receive the Common Stock and cash, if any, from the Participant’s Plan Account in the event of such Participant’s death prior to delivery to such Participant of such Common Stock and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice or as otherwise prescribed by the Plan Administrator or the Administrative Agent as applicable. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver the Common Stock and/or cash to the Participant’s surviving legal spouse, or if none, to the Participant’s estate.
5.7	RIGHTS NOT TRANSFERABLE
Rights under the Plan are not assignable or transferable by a Participant other than by will or by the laws of descent and distribution and, during the Participant’s lifetime, are exercisable only by the Participant.
Section 6 Miscellaneous Provisions
6.1	GOVERNMENT REGULATION
This Plan and the obligation of the Administrative Agent, Plan Administrator or Company to purchase and deliver shares of stock under the Plan, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. Neither the Administrative Agent, the Plan Administrator nor the Company shall be required to purchase or deliver any shares of Common Stock prior to the completion of any registration or other qualification of such shares under any state, federal or foreign law or under any rule or regulation of any government body which the Company, pursuant to the opinion of counsel for the Company, shall, in its sole discretion, determine to be necessary or advisable. In the event the Administrative Agent or the Company does not purchase or deliver any shares for the above reasons, regardless of cause, they shall not be subject to any penalty or liability other than the refund of Participant Contributions, without interest. In the event the stock purchased or to be purchased under this Plan is not registered under the Securities Act of 1933, as amended, at the respective dates of purchase, delivery or when otherwise deemed appropriate, the Administrative Agent may suspend purchase, delivery or other action until such registration or listing is effective.
6.2	COMPANY RIGHTS
The Company’s rights and powers shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
6.3	AMENDMENT OF THE PLAN
The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that the Company shall obtain shareholder approval of an amendment to the extent necessary to comply with any applicable law, regulation or stock exchange rule.
6.4	NO RIGHT TO CONTINUED EMPLOYMENT
Nothing contained in this Plan shall be deemed to affect in any way any right of the Company or the subsidiary by which such Participant is employed to terminate the Participant’s employment or otherwise dismiss, discharge or discipline the Participant at any time for any reason and without penalty or liability to the Company or the employing subsidiary, and said rights and powers are specifically reserved.
6.5	GOVERNING LAW
All questions relating to the validity, construction, interpretation, and enforcement of this Plan and any rules promulgated hereunder shall be governed by the laws of the State of Minnesota.
6.6	SEVERABILITY
If any term, provision or condition of this Plan is finally adjudged to be unlawful or unenforceable, the same shall be deemed stricken herefrom and the remainder of this Plan shall be and remain in full force and effect.
B-6 |

APPENDIX B
6.7	DATE OF ADOPTION
Pursuant to resolution, this Plan was duly adopted by the Company’s Board of Directors on July 29, 1991 and commenced on January 1, 1992.
6.8	AGREEMENT TO BIND HEIRS
This Plan shall be binding on the heirs, executors, administrators, successors and assigns of any and all parties designated herein.
6.9	WITHHOLDING TAXES
Company Contributions under this Plan on behalf of any Participant shall be regarded as additional compensation paid to such Participant on the date the contributions are made, and any withholding taxes payable to any jurisdiction with respect thereto shall be withheld from the Participant’s compensation. Each Participant shall make provision satisfactory to the Plan Administrator for payment of any taxes required by law to be withheld in respect of the purchase or disposition of Common Stock. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.
6.10	QUALIFICATION
The Plan is not intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (the “Code”). Payments and benefits under this Plan are intended to be exempt from Section 409A of the Code, and accordingly, to the maximum extent permitted, the Plan shall be limited, construed and interpreted in accordance with such intent.
6.11	ADJUSTMENTS
In the event of any equity restructuring such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Plan Administrator shall make such adjustments as it deems equitable and appropriate to the aggregate number and kind of shares issued or reserved for issuance under the Plan.
2025 PROXY STATEMENT | B-7

*REGIS CORPORATION*
*3701 WAYZATA BOULEVARD, SUITE 600*
*MINNEAPOLIS, MN 55416*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on October 27, 2025 for shares held directly. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/RGS2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on October 27, 2025 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regis Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79284-P38156 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**REGIS CORPORATION**

**The Board of Directors recommends you vote FOR each of the following director nominees:**

1. Election of Directors.

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Lockie Andrews | ☐ | ☐ | ☐ |
| 1b. Nancy Benacci | ☐ | ☐ | ☐ |
| 1c. Susan Lintonsmith | ☐ | ☐ | ☐ |
| 1d. Michael Mansbach | ☐ | ☐ | ☐ |
| 1e. Michael J. Merriman | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR the following proposal:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Advisory vote on the compensation of the Company's named executive officers (the "Say-on-Pay Vote"). | ☐ | ☐ | ☐ |
| **The Board of Directors recommends you vote FOR the following proposal:** | **For** | **Against** | **Abstain** |
| 3. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm. | ☐ | ☐ | ☐ |
| **The Board of Directors recommends you vote FOR the following proposal:** | **For** | **Against** | **Abstain** |
| 4. Approval of the Amended and Restated 1991 Contributory Stock Purchase Plan. | ☐ | ☐ | ☐ |
| **The Board of Directors recommends you vote FOR the following proposal:** | **For** | **Against** | **Abstain** |
| 5. Advisory ratification of the extension of the Tax Benefits Preservation Plan. | ☐ | ☐ | ☐ |

**NOTE:** The proxies are authorized to vote, in their discretion, on any other matters as may properly come before the annual meeting.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND FOR EACH OF PROPOSALS 2, 3, 4 AND 5.**

Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**REGIS CORPORATION**

**PROXY FOR ANNUAL MEETING OF SHAREHOLDERS**

**OCTOBER 28, 2025**
**9:00 a.m., CT**

**Via the Internet at www.virtualshareholdermeeting.com/RGS2025**

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

**If you Vote by Phone or Internet, please do not mail your Proxy Card**

*please detach here*

V79285-P38156

**Regis Corporation**
**3701 Wayzata Boulevard, Suite 600, Minneapolis, MN 55416** **proxy**

**PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 28, 2025**

The undersigned hereby appoints Jim B. Lain and Kersten D. Zupfer, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote as directed on the reverse side of this proxy card all of the shares of the Common Stock of Regis Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on October 28, 2025, and at any adjournments thereof.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS** and will be voted as directed herein. If no direction is given, this proxy will be voted FOR each director nominee and FOR each of proposals 2, 3, 4 and 5, and will be voted in the discretion of the proxies on any other matters as may properly come before the annual meeting and any adjournments thereof.

*(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)*